Exhibit 2.1

Execution Version

Confidential

ASSET EXCHANGE AGREEMENT

BY AND AMONG

RIO GRANDE RESOURCES CORPORATION,

A DELAWARE CORPORATION,

URANIUM RESOURCES, INC.,
A DELAWARE CORPORATION,

&

URANCO, INC.,
A DELAWARE CORPORATION

DATED AS OF SEPTEMBER 5, 2014

i

TABLE OF CONTENTS

		Page

Section 13.13	Delivery of Records	40
Section 13.14	Severability	41
Section 13.15	Limitation of Indemnities	41

ASSET EXCHANGE AGREEMENT

This Asset Exchange Agreement (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of September 5, 2014 (the “Execution Date”), by and among RIO GRANDE RESOURCES CORPORATION, a Delaware corporation (“RGR”), URANIUM RESOURCES, INC., a Delaware corporation (“URI”), and URANCO, INC., a Delaware corporation (“Uranco”).  RGR, URI, and Uranco are sometimes referred to herein individually as a “Party” and collectively as the “Parties,” and, if the context requires, a Party may be referred to as either a “Transferring Party” or an “Acquiring Party”, as such terms are defined in Appendix A of this Agreement.

RECITALS:

A.                                    RGR owns certain interests in properties, rights and other related Exchange Assets that are defined and described herein as the “Texas Assets.”

B.                                    Uranco owns certain interests in properties, rights and other related Exchange Assets that are defined and described herein as the “New Mexico Assets.”

C.                                    RGR desires to grant, assign, transfer and convey to Uranco the Texas Assets, in the manner and upon the terms and conditions hereafter set forth.

D.                                    Uranco desires to grant, assign, transfer and convey to RGR the New Mexico Assets, in the manner and upon the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Section 1.1                                    Defined Terms.  In addition to the terms defined throughout this Agreement, the capitalized terms used herein that are not otherwise defined shall have the meanings set forth in Appendix A.

Section 1.2                                    References and Rules of Construction.  All references in this Agreement to Exhibits, Schedules, Appendices, Articles, Sections, subsections, and clauses refer to the corresponding Exhibits, Schedules, Appendices, Articles, Sections, subsections, and clauses of or to this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Exhibits, Schedules, Appendices, Articles, Sections, subsections, and clauses of this Agreement are for convenience only, do not constitute any part of this Agreement and shall be disregarded in construing the language hereof.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, or clause unless expressly so limited.  The words “this Article,” “this Section,” “this subsection,” “this clause,” and words of similar import, refer only to the Article, Section, subsection and clause hereof in which such words occur.  The word “including” (in its various forms) shall be deemed to include the terms “including, without limitation, “ and “including, but not limited to.” Any representation or warranty qualified to the “knowledge of the Transferring Party” or “to the Transferring Party’s knowledge” or with any similar knowledge qualification is limited to matters actually known (without the need to conduct an inquiry with respect to the applicable matter) by one or more of the individuals listed in Schedule 5.1 and Schedule 6.1, respectively, next to that Party’s name.  All references to “$” shall be deemed references to U.S. Dollars.  Unless expressly provided to the contrary, the word “or” is not exclusive.  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  The Appendix, Exhibits and Schedules referred to herein are attached to and by this reference incorporated herein for all purposes.  References to any date shall mean such date in San Antonio, Texas, and for purposes of calculating the time period in which any notice or action is to be given or taken hereunder, such period shall be deemed to begin at 12:01 a.m. on the applicable date in San Antonio, Texas.

ARTICLE 2
EXCHANGE

Section 2.1                                    Agreement to Exchange Assets.  At the Closing, upon the terms and subject to the conditions of this Agreement, RGR agrees to grant, transfer, assign and convey the Texas Assets to Uranco, and Uranco agrees to grant, transfer, assign and convey the New Mexico Assets to RGR (the “Exchange”).  The Texas Assets and the New Mexico Assets contemplated by this Agreement to be exchanged by the Parties at the Closing are sometimes referred to herein as the “Exchange Assets.”

Section 2.2                                    Texas Assets.  As used herein, the term “Texas Assets” means, subject to the terms and conditions of this Agreement, all of RGR’s right, title and interest in and to the following:

(a)                                 the leases described on Schedule 2.2(a) (the “Texas Leases”), in each case, together with all other rights in the lands covered by the Texas Leases, subject to the depth limitations and other restrictions that may be set forth in the Texas Leases (the lands covered by the Texas Leases shall herein be referred to as the “Texas Properties”);

(b)                                 any and all in situ mining, water, carbon dioxide, injection, and other wells (“Wells”) used or held for use in connection with the development of the Texas Leases and located on the lands covered by the Texas Leases, whether producing, shut-in or temporarily abandoned, including all rights, title and interests in the Wells, including, but not limited to, those Wells described on Schedule 2.2(b);

(c)                                  all contracts, agreements and instruments to the extent applicable to the Texas Properties or the production of Minerals from the Texas Properties, including, but not limited to, those described on Schedule 2.2(c), but excluding any contracts, agreements and instruments for which the necessary consents to transfer are not obtained pursuant to Section 4.4, (subject to such exclusion, the “Texas Contracts”);

(d)                                 all Surface Interests used or held for use in connection with the Texas Properties, including, but not limited to, those described on Schedule 2.2(d);

(e)                                  all Minerals produced from or attributable to the Texas Properties at and after Closing;

(f)                                   all rights to receive refunds or payments of any nature, and all amounts of money relating thereto, whether before, on or after Closing, but only to the extent relating to the Assumed Obligations assumed by the URI Parties pursuant to this Agreement;

(g)                                  the Records relating to the Texas Properties; and

(h)                                 any other rights, titles and interests used or held for use in connection with the ownership, use and operation of the Texas Properties.

Section 2.3                                    New Mexico Assets.  As used herein, the term “New Mexico Assets” means, subject to the terms and conditions of this Agreement, all of each URI Party’s right, title and interest in and to the following:

(a)                                 the oil, gas and other minerals (excluding coal) in, under and that may be produced from the tracts of land described on Schedule 2.3(a) (the “Mineral Fee Tracts”), in each case, together with all other rights, titles and interests of any kind in the lands covered by the Mineral Fee Tracts;

(b)                                 all royalty interests described on Schedule 2.3(b) (the “Royalty Interests”), including all rights to receive royalty payments pursuant to any currently existing leases (the “New Mexico Leases”) covering the real property subject to the Royalty Interests (the lands covered by the Royalty Interests and the lands covered by the Mineral Fee Tracts shall collectively be referred to herein as the “New Mexico Properties”);

(c)                                  any and all Wells used or held for use in connection with the development of the Mineral Fee Tracts or located on the Mineral Fee Tracts, whether producing, shut-in or temporarily abandoned, including all rights, title and interests in the Wells, including, but not limited to, those Wells described on Schedule 2.3(c);

(d)                                 all  contracts, agreements and instruments to the extent applicable to the New Mexico Properties or the production of Minerals from the New Mexico Properties, including any and all oil and gas leases, mining leases, royalty sharing agreements or other agreements related to the New Mexico Properties, including, but not limited to, those described on Schedule 2.3(d), but excluding any contracts, agreements and instruments for which the necessary consents to transfer are not obtained pursuant to Section 4.4 (subject to such exclusion, the “New Mexico Contracts”);

(e)                                  all Surface Interests used or held for use in connection with, the New Mexico Properties, including, but not limited to, those described on Schedule 2.3(e);

(f)                                   all Minerals produced from or attributable to the New Mexico Properties at and after Closing;

(g)                                  all rights to receive refunds or payments of any nature, and all amounts of money relating thereto, whether before, on or after Closing, but only to the extent relating to the Assumed Obligations assumed by RGR pursuant to this Agreement;

(h)                                 the Records relating to the New Mexico Properties; and

(i)                                     any other rights, titles and interests used or held for use in connection with the ownership, use and operation of the New Mexico Properties.

Section 2.4                                    Excluded Assets.  Notwithstanding anything to the contrary, the Exchange Assets shall not include, and there is excepted, reserved and excluded from this transaction, the Excluded Assets.

Section 2.5                                    Proration of Costs and Revenues.

(a)                                 Should any Party receive any payments or other income to which another Party is entitled pursuant to this Agreement, such Party shall fully disclose, account for and remit same to the Party entitled thereto within thirty (30) days of receipt.

(b)                                 Should an Acquiring Party pay any Property Costs for which the Transferring Party is responsible under Section 2.5(c) after Closing, then the Transferring Party shall reimburse the Acquiring Party within thirty (30) days after receipt of an invoice with respect to such Property Costs, accompanied by copies of the relevant vendor or other invoice or Tax Return and proof of payment.  Should a Transferring Party pay any Property Costs for which the Acquiring Party is responsible under Section 2.5(c) after Closing, the Acquiring Party shall reimburse the Transferring Party within thirty (30) days after receipt of an invoice with respect to such Property Costs, accompanied by copies of the relevant vendor or other invoice or Tax Return and proof of payment.

(c)                                  In accordance with the terms of Section 12.2 (to the extent applicable), Asset Taxes that are included in Property Costs, right-of-way fees, insurance premiums and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling before and the number of days in the applicable period falling on and after the Closing Date, except that ad valorem, production, severance and similar Taxes measured by the quantity of or the value of production shall be prorated based on the number of units or value of production of Minerals actually produced and sold, as applicable, before the Closing, and on or after the Closing Date.  Notwithstanding any other provision in this Agreement, each Acquiring Party shall be responsible for the portion of Taxes allocated to the period on and after the Closing Date and each Transferring Party shall be responsible for the portion of Taxes allocated to the period before the Closing Date.

ARTICLE 3
EXCHANGE CONSIDERATION

Section 3.1                                    Exchange Consideration.  The consideration for this Agreement, the receipt and sufficiency of which are hereby acknowledged by the Parties (and for the purposes hereof, URI, as the sole shareholder and parent corporation of Uranco, shall be deemed to have benefited, directly or indirectly, from the consideration received by Uranco), is the grant, exchange, transfer, assignment and conveyance of the Exchange Assets as described in Article 2 above, and the mutual representations, warranties, covenants, and agreements of the Parties set forth herein.  The Parties agree that the Texas Assets and New Mexico Assets, respectively, are of reasonably equivalent value (meaning that said value is within the range of value for which each Transferring Party would sell its Exchange Assets to a Person other than the Acquiring Party, in an arms’ length transaction) and shall be referred to in this Agreement as the “Exchange Consideration.”

Section 3.2                                    Tax Treatment.  Each Party shall promptly notify the other Parties in writing upon receipt of notice of any pending or threatened Tax audit or assessment challenging the tax treatment of the Exchange, and no Party shall agree to any proposed adjustment to the tax treatment of the Exchange by any Taxing authority without first giving to the other Parties prior written notice.  Notwithstanding anything to the contrary set forth in this Agreement, nothing contained herein shall prevent any Party from settling any proposed deficiency or adjustment by any Taxing authority based upon or arising out of the tax treatment of the transactions contemplated by this Agreement and the Ancillary Documents, and no Party shall be required to litigate any proposed deficiency or adjustment by any Taxing authority challenging such tax treatment.

ARTICLE 4
TITLE AND ENVIRONMENTAL MATTERS

Section 4.1                                    Title Examination.

(a)                                 As soon as is reasonably practicable after the execution of this Agreement, each Transferring Party shall make available to its respective Acquiring Party, to the extent not already provided or made available to the Acquiring Party prior to the Execution Date, all title data in the Transferring Party’s possession, or to which the Transferring Party has reasonable access, relating to its pre-Closing Exchange Assets including the following:

(i)                                     any and all title documents and warranties, title opinions, abstracts of title, title status reports, and curative matters;

(ii)                                  any and all Contracts;

(iii)                               any and all Records relating to the payment of rents, royalties, shut-in royalties, and other payments due under any lease or agreement;

(iv)                              any and all Records relating to filing of returns for or the payment of ad valorem, property, production, severance, excise and other Taxes and assessments based on or measured by the ownership of property or the production of Minerals or the receipt of proceeds therefrom; and

(v)                                 any and all ownership reports, maps and surveys.

The Acquiring Party shall be permitted, at its expense, to make copies of any of the documentation required to be provided herein by the Transferring Party.  The Acquiring Party shall be entitled to perform or cause to be performed, at the Acquiring Party’s expense, such additional title examination as the Acquiring Party deems necessary or appropriate, and the Transferring Party shall cooperate reasonably with the Acquiring Party in the Acquiring Party’s efforts to examine and approve title.

Section 4.2                                    The Transferring Party’s Title.  The sale, transfer, assignment and conveyance of the applicable Exchange Assets by the Transferring Party to the Acquiring Party shall be by special warranty of title, by, through and under the Transferring Party, but not otherwise, by an assignment and bill of sale in substantially the forms attached hereto as Exhibit A (as to the Texas Assets) and Exhibits B and C (as to the New Mexico Assets) (each a “Conveyance”, and, together, the “Conveyances”).  Except as otherwise set forth in this Agreement, each Party’s sole remedy from and after the Closing shall be pursuant to the special warranty of title set forth in the Conveyances of the Exchange Assets from the Transferring Parties to the Acquiring Parties.

Section 4.3                                    Environmental Assessment.

(a)                                 Prior to the Closing Date, and upon reasonable prior notice to the Transferring Party, each Acquiring Party shall have the right to enter upon the lands covered by the Transferring Party’s Exchange Assets to inspect the same and the Transferring Party’s other Exchange Assets, and conduct such tests, examinations, investigations, and studies as the Acquiring Party deems to be necessary or appropriate to determine the Environmental Condition of the Transferring Party’s Exchange Assets (the “Environmental Assessment”).  RGR hereby agrees to indemnify and hold harmless the URI Group from any and all Damages related to RGR’s Environmental Assessment of the New Mexico Properties.  The URI Parties hereby agree to, jointly and severally, indemnify and hold harmless the RGR Group from any and all Damages related to any URI Party’s Environmental Assessment of the Texas Properties.

(b)                                 From and after Closing, each Acquiring Party shall be responsible for and does hereby assume all Environmental Liabilities attributable to the acquired Exchange Assets, before and after Closing, whether known or unknown, and each Transferring Party shall thereafter have no obligation to such Acquiring Party or any other Person to adjust or refund any portion of the Exchange Consideration or take any other action with respect to the Environmental Condition of, or Environmental Liabilities related to, the Exchange Assets acquired by the Acquiring Party at Closing.

Section 4.4                                    Consents to Conveyance and Preferential Rights to Purchase.

(a)                                 Promptly after the Execution Date, each Transferring Party shall prepare and send (i) notices to the holders of any required consents to conveyance requesting consents to the Conveyances and (ii) notices to the holders of any applicable preferential rights to purchase or similar rights in compliance with the terms of such rights and requesting waivers of such rights.  Each Transferring Party shall use commercially reasonable efforts (at its sole expense) to cause such consents to conveyance and waivers of preferential rights to purchase or similar rights (or the exercise thereof) to be obtained and delivered prior to Closing.  Each Acquiring Party shall cooperate with its respective Transferring Party in seeking to obtain such consents to conveyance and waivers of preferential rights.  The consideration payable under this Agreement for any particular Exchange Asset for purposes of preferential purchase right notices shall be the

Allocated Value for such Exchange Asset as set forth in a schedule agreed upon by the Parties in writing prior to the Closing Date (the “Value Allocation Schedule”).  If, prior to the Closing Date, any Party discovers any required consents or preferential rights to purchase (applying to any of the Exchange Assets) for which notices have not been delivered pursuant to the first sentence of this Section 4.4, then (A) the Party making such discovery shall provide the other Parties with written notification of such consents or preferential rights, as applicable, (B) the Transferring Party, following delivery or receipt of such written notification, shall promptly send notices to the holders of the required consents requesting consents to the Conveyances and notices to the holders of preferential rights to purchase in compliance with the terms of such rights and requesting waivers of such rights, and (C) the terms and conditions of this Section 4.4 shall apply to the Exchange Assets subject to such consents or preferential rights to purchase, as applicable.

(b)                                 In no event shall there be transferred at Closing any Exchange Asset for which a consent requirement has not been satisfied and which will terminate or with respect to which the rights to be transferred to the Acquiring Party will be materially impaired if transferred without such consent, unless the Acquiring Party, in its sole discretion, elects to proceed with Closing, in which case, the affected Exchange Asset shall be conveyed to the Acquiring Party at Closing subject to the outstanding consent requirement and any and all obligations and Liabilities associated therewith shall become Assumed Obligations of the Acquiring Party.  In cases in which the Exchange Asset subject to such a requirement is a Contract and the Acquiring Party is assigned the Exchange Properties to which the Contract relates, but the Contract is not transferred to the Acquiring Party due to the unwaived consent requirement, the Transferring Party shall continue after Closing to use commercially reasonable efforts to obtain the consent so that such Contract can be transferred to the Acquiring Party upon receipt of the consent.  As to any such Contract that is not transferred to the Acquiring Party due to the unwaived consent requirement, until any such consent is obtained, to the extent permissible under Law and under the terms of such Contract, the Transferring Party shall, post-Closing, (i) continue to perform the Liabilities and obligations under or with regard to such Contract, (ii) hold such Contract for the benefit of the Acquiring Party (provided that, following the Closing, the Acquiring Party shall be responsible for making all payments, and indemnifying the Transferring Party for any obligations, arising under any such Contract during such period) and shall promptly forward to the Acquiring Party any monies or other benefits received that are attributable to such Contract, and (iii) endeavor to mutually agree with the Acquiring Party to institute alternative arrangements intended to put the Parties in substantially the same economic position as if such unassigned Contract had been assigned.

(c)                                  If any preferential right to purchase any Exchange Assets is exercised prior to Closing, the affected Exchange Assets shall be deemed to be deleted from the applicable Exhibits and Schedules to this Agreement for all purposes, and the Acquiring Party of such Exchange Assets shall be permitted to terminate this Agreement by delivery of written notice to the other Parties as provided herein.  The Transferring Party shall retain the consideration paid by the preferential rights holder and shall have no further obligation with respect to such affected Exchange Assets under this Agreement.  Should a preferential rights holder fail to exercise its preferential right to purchase as to any portion of the Exchange Assets prior to Closing and the time for exercise or waiver has not yet expired, the affected Exchange Assets shall not be transferred to the Acquiring Party at Closing and the Acquiring Party of such Exchange Assets shall be permitted to terminate this Agreement by delivery of written notice to the other Parties as set forth in Section 10.1.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE URI PARTIES

Except to the extent one or more of the following representations and warranties are expressly limited to one or more specifically-identified Parties, the URI Parties, jointly and severally, represent and warrant to RGR the following:

Section 5.1                                    Existence and Qualification.  Each URI Party is a corporation, validly existing and in good standing under the Laws of the State of Delaware.  Uranco is duly qualified to do business in, and is in good standing under the Laws of, the States of Texas and New Mexico.

Section 5.2                                    Power.  Each URI Party has the requisite power and authority to execute and deliver this Agreement and the Conveyances, contracts, agreements, documents and instruments executed and delivered in connection with this Agreement (the “Ancillary Documents”) and to consummate the transactions contemplated hereby and thereby, and the execution and delivery of this Agreement and the Ancillary Documents by each URI Party and the consummation of the transactions contemplated hereby and thereby have been duly authorized.

Section 5.3                                    Authorization and Enforceability.  The execution, delivery and performance of this Agreement and all Ancillary Documents required to be executed and delivered by each URI Party at Closing, and the performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of each URI Party.  This Agreement has been duly executed and delivered by each URI Party (and all Ancillary Documents required hereunder to be executed and delivered by a URI Party at Closing will be duly executed and delivered by such URI Party) and this Agreement constitutes, and at the Closing such Ancillary Documents will constitute, the valid and binding obligations of such URI Party, enforceable in accordance with their terms.

Section 5.4                                    No Conflicts.  The execution, delivery and performance of this Agreement and the Ancillary Documents required to be executed and delivered by each URI Party at Closing, and the performance of the transactions contemplated hereby and thereby, will not (a) violate any provision of the organizational documents of any URI Party, (b) result in default (with due notice or lapse of time or both) or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license or agreement to which any URI Party is a party or which affects the New Mexico Assets, (c) violate any judgment, order, ruling or regulation applicable to any URI Party as a party in interest, or (d) violate any Laws applicable to any URI Party or any of the New Mexico Assets.

Section 5.5                                    Liability for Brokers’ Fees.  RGR shall not directly or indirectly have any responsibility, Liability or expense, as a result of undertakings or agreements of any URI Party or any of their Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

Section 5.6                                    Litigation.  There are no actions, claims, suits, demands or proceedings pending or, to any URI Party’s knowledge, being contemplated or threatened in writing by a Person, before any Governmental Body, arbitrator or mediator to which any URI Party is a party or to which the New Mexico Assets are subject, that would impair any URI Party’s ability to perform its obligations under this Agreement or any Ancillary Document required to be executed and delivered by one or more of the URI Parties at Closing.

Section 5.7                                    Consents and Preferential Purchase Rights.  Except as set forth in Schedule 5.7, none of the New Mexico Assets nor any portion thereof is subject to any preferential rights to purchase or requires the consent of a Third Party or an Affiliate which may be applicable to the transactions contemplated by this Agreement.

Section 5.8                                    Securities Law Compliance.  Uranco is acquiring the Texas Assets for its own account for use in its trade or business, and not with a view toward or for sale associated with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933, as amended, and applicable state securities Laws.

Section 5.9                                    Independent Evaluation.

(a)                                 Each URI Party is knowledgeable of the uranium mining business and of the usual and customary practices of uranium producers, including those in the areas where the Texas Properties are located.

(b)                                 Each URI Party is a party capable of making such investigation, inspection, review and evaluation of the Texas Assets as a prudent purchaser would deem appropriate under the circumstances including with respect to all matters relating to the Texas Assets being acquired by Uranco, their value, operation and suitability.

(c)                                  In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, each URI Party has relied solely on the basis of its own independent due diligence investigation of the Texas Assets and the terms and conditions of this Agreement.

Section 5.10                             Taxes and Assessments.

(a)                                 All Asset Taxes related to the New Mexico Assets that have become due and payable have been properly paid.

(b)                                 All Tax Returns with respect to Asset Taxes that are required to be filed by the owner of the New Mexico Assets have been filed, and all such Tax Returns are true, correct and complete in all material respects.

(c)                                  No action, suit, Governmental Body proceeding or audit is now in progress or pending with respect to the New Mexico Assets, and no URI Party has received notice of any pending claim against it from any applicable Governmental Body for assessment of Asset Taxes and no such claim has been threatened.

(d)                                 No audit, litigation or other proceeding with respect to Asset Taxes related to the New Mexico Assets has been commenced or is presently pending.  No URI Party has been granted an extension or waiver of the statute of limitations applicable to any Asset Tax related to the New Mexico Assets, which period has not yet expired.

(e)                                  No URI Party is a party to or bound by any Tax allocation or Tax sharing or indemnification agreement with respect to the New Mexico Assets other than as set forth in this Agreement.

(f)                                   None of the New Mexico Assets is subject to tax partnership reporting for federal or state income tax purposes.

(g)                                  None of the New Mexico Assets is “tax exempt use property” within the meaning of Section 168(h) of the Code or “tax exempt use property” within the meaning of Section 168(g)(5) of the Code.

(h)                                 All of the New Mexico Assets that are subject to property Taxes have been properly listed and described on the property tax rolls of the appropriate Governmental Body for all assessment dates prior to Closing.

(i)                                     The URI Parties have complied with all escheat or unclaimed property Laws with respect to funds or property received in connection with owning or operating the New Mexico Assets.

Section 5.11                             Contracts.

(a)                                 All of the New Mexico Contracts are described on Schedule 2.3(d).

(b)                                 Neither the URI Parties, nor to the knowledge of any URI Party, any other Person, is in breach or default under any New Mexico Contract, and to the knowledge of any URI Party, there are no events which, with notice or lapse of time or both, would constitute a breach or default under any New Mexico Contract.

(c)                                  Except as disclosed on Schedule 5.11, there are no (i) contracts with Affiliates of any URI Party that will be binding on the New Mexico Assets after Closing, (ii) contracts to sell, lease, exchange or otherwise dispose of all or any part of the New Mexico Assets, (iii) non-competition agreements or any agreements that purport to restrict, limit or prohibit a Person from engaging in any line of business or the manner in which, or the locations at which, any URI Party conducts business relating to the New Mexico Assets, including any area of mutual interest agreement, or (iv) futures, options, hedges, swaps, derivatives or other similar contracts that are currently binding on the New Mexico Assets or will be binding on the New Mexico Assets after Closing.

(d)                                 Except as disclosed on Schedule 5.11, none of the New Mexico Assets is subject to or burdened by any Contract that can be reasonably expected to result in aggregate payments or receipts of revenue by any URI Party of more than Ten Thousand Dollars ($10,000.00) during the current or any subsequent calendar year, including (i) any operating agreement, transportation agreement, exploration agreement, joint development agreement, participation agreement and processing or similar contract or sales, purchase or exchange contract or call on production (in each case) that is not terminable without penalty or (ii) any indenture, mortgage, loan, deed of trust, note purchase agreement, credit or sale-leaseback, guaranty, bond, letter of credit or similar contract that will not be terminated with respect to the New Mexico Assets on or before Closing.

(e)                                  No written notice of default or breach has been received or delivered by any URI Party under any New Mexico Contract, the resolution of which is outstanding as of the Execution Date or as of the Closing, and there are no current notices received by any URI Party of the exercise of any premature termination, price redetermination, economic or market out, or curtailment of any New Mexico Contract.  All of the New Mexico Contracts are in full force and effect.  As of the Closing Date, each URI Party has made available to RGR true and complete copies of each New Mexico Contract and all amendments or modifications thereto.

Section 5.12                             Wells.  With respect to each Well located on the New Mexico Properties, except as set forth on Schedule 5.12:

(a)                                 each Well has been drilled and completed at a legal location and within the limits permitted by all applicable New Mexico Leases, New Mexico Contracts, and Laws applicable thereto;

(b)                                 no Well is subject to any penalty or any other violation of Law, and there is no Well that (i) is currently required to be plugged, dismantled or abandoned, or (ii) has been plugged, dismantled or abandoned in a manner that does not comply in all material respects with applicable Laws; and

(c)                                  except for any Well that has been plugged, dismantled, or abandoned in compliance in all material respects with applicable Laws, each Well (i) is in an operable state of repair adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted, and (ii) without limiting the foregoing, does not contain, as applicable, junk or other obstructions which could reasonably be expected to materially interfere with operations on, with respect to or affecting the New Mexico Assets.

Section 5.13                             Environmental Matters.  Except as set forth on Schedule 5.13:

(a)                                 with respect to the New Mexico Assets, no URI Party has entered into, nor is any URI Party subject to, any agreements, orders, decrees, judgments, licenses, or permit conditions, or other directives of any Governmental Body that relate to the present or future use of any of the New Mexico Assets and that require any material change in the present Environmental Condition of any of the New Mexico Assets;

(b)                                 no member of the URI Group has received written notice from any Person of any release or disposal of any Hazardous Substance concerning any land, facility, asset or property included in the New Mexico Assets that (a) interferes with or prevents compliance by the operator of the New Mexico Assets with any Environmental Law or the terms of any license or Permits issued pursuant thereto or (b) gives rise to or results in any common law, contractual or other Liability of any URI Party with respect to the New Mexico Assets;

(c)                                  no Hazardous Substance has been discharged, disposed of, dumped, pumped, deposited, spilled, leaked, emitted or released by any URI Party (or, to the knowledge of a URI Party, is otherwise present) at, on, under or from any of the New Mexico Properties in such manner or quantity that exceeds remediation criteria or standards under any applicable Environmental Law or as would require investigation or remediation (either by any URI Party, or for which any URI Party would otherwise be liable) under any applicable Environmental Law;

(d)                                 to the knowledge of each URI Party, there are no Liabilities of any URI Party arising out of any Environmental Law or any agreement with a Third Party and relating to any Hazardous Substance located at, on, under or about any of the New Mexico Properties;

(e)                                  no order or action is pending, and, to each URI Party’s knowledge, no order or action has been threatened, by any Governmental Body or Third Party against or, to any URI Party’s knowledge, affecting any of the New Mexico Properties or concerning any alleged violation of or Liability under any Environmental Law or concerning any Hazardous Substance; and

(f)                                   no environmental lien is pending, and, to each URI Party’s knowledge, no environmental lien has been threatened against or currently affects any URI Party or any New Mexico Asset.

Section 5.14                             Consents, Approvals or Waivers.  Except as set forth on Schedule 5.14, each URI Party’s execution, delivery and performance of this Agreement (and any Ancillary Document required to be executed and delivered by the URI Parties at Closing) is not and will not be subject to any consent, approval, or waiver from any Governmental Body or Person.

Section 5.15                             Bankruptcy; Solvency.  There are no bankruptcy, insolvency, reorganization, receivership or similar proceedings pending against, being contemplated by, or, to any URI Party’s knowledge, threatened against any URI Party or any Affiliate thereof.  No URI Party is entering into this Agreement with actual intent to hinder, delay or defraud any creditor.  Each URI Party is currently solvent and will be solvent immediately after the Closing after giving effect to (i) the transactions contemplated in this Agreement and Ancillary Documents and (ii) any other transactions contemplated by any URI Party or any of their respective Representatives on or after the Closing, which would be taken into account in determining whether any of the transactions contemplated hereby were invalid or illegal under, in violation of, or can be set aside or give rise to, any award or damages, sanctions or other Liability against RGR or any of its Affiliates or Representatives under applicable bankruptcy, fraudulent conveyance, fraudulent transfer or other similar Laws.

Section 5.16                             Permits.  All of the Permits currently held by any URI Party relating to the New Mexico Assets are disclosed on Schedule 5.16.  All such Permits are in full force and effect and no action, claim or proceeding exists or is pending, nor to the knowledge of any URI Party, threatened, to suspend, revoke, terminate, or practically prevent the exercise of rights under, or renewal of, any such Permit or to declare any such Permit invalid.  Each URI Party is in compliance in all material respects with all such Permits, and, to the URI Parties’ knowledge, there are no violations of any such Permit that would (or could with notice or lapse of time) result in the termination of such Permit.  The transactions contemplated by this Agreement and the Ancillary Documents will not materially adversely affect the validity of any such Permit or cause a cancellation of or otherwise materially adversely affect such Permit, and, to each URI Party’s knowledge, no other Permits, licenses or authorizations are required in order to conduct or continue operations currently associated with, or contemplated in connection with, the New Mexico Assets.  Except for the Permits held by a URI Party, there are no Permits held by any other member of the URI Group relating to the New Mexico Assets.

Section 5.17                             Compliance with Laws.  Each URI Party has materially complied with, and the New Mexico Assets have been operated in compliance with, all applicable Laws, including Environmental Laws, and, to each URI Party’s knowledge, no condition or circumstance is known to exist or is threatened which will render the continuation of currently permitted and permissible operations of the New Mexico Assets impossible or out of compliance with applicable Laws.

Section 5.18                             Governmental Authorization.

(a)                                 Provided that each consent set forth on Schedule 5.14, which for these purposes shall include, without limitation, any consent requirement as well as any obligation to formally transfer Permits or change names of Permit holders (the “URI Required Consents”), is obtained on or before the date set forth in Schedule 5.14 as the legal or contractual deadline for obtaining such URI Required Consent, the execution, delivery and performance by each URI Party of this Agreement and the Ancillary Documents to which such URI Party will become a party, including the sale, transfer and assignment of the New Mexico Assets and the applicable Assumed Obligations to RGR, will not (i) violate or conflict with any Law, including any Environmental Law, or any order of a Governmental Body; (ii) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, result in a material payment under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a consent under, any Contract that is either binding upon or enforceable against any URI Party or any Permit that is held by any URI Party; (iii) result in the creation of any Encumbrance, other than a Permitted Encumbrance, upon any of the New Mexico Assets; (iv) require the approval of any Governmental Body; or (v) give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or the Ancillary Documents or to exercise any remedy or obtain any relief under any Law or order of a Governmental Body.

(b)                                 Schedule 5.14 describes, for each URI Required Consent, (i) the Governmental Body or other Person from which each URI Required Consent must be obtained, (ii) the applicable Law, order of a Governmental Body, Permit or Contract requiring such URI Required Consent, (iii) the Person that is legally or contractually obligated to obtain such consent, and (iv) the date by which such URI Required Consent is legally or contractually required to be obtained.

Section 5.19                             Payments for Production.  Except as set forth in Schedule 5.19, no URI Party is obligated by virtue of a take-or-pay payment, advance payment, gross or net smelter royalty, production payment, profits interest, or other similar payment, to deliver Minerals, or proceeds from the sale thereof, attributable to the New Mexico Assets at some future time without receiving payment therefor at or after the time of delivery.  No URI Party is obligated to pay any penalty or other payment under any transportation or other agreement as a result of the delivery of quantities of Minerals produced from the New Mexico Assets in excess of the contract requirements.

Section 5.20                             New Mexico Properties.  Schedule 2.3(b) sets forth a complete list of the Royalty Interests, all of which are owned by Uranco, and Schedule 2.3(a) sets forth an accurate description of the Mineral Fee Tracts, all of which are owned by Uranco.  Uranco owns Defensible Title to the Royalty Interests and the Mineral Fee Tracts free and clear of all Encumbrances, except for the Permitted Encumbrances.  None of the New Mexico Properties includes any surface or underground water or other rights to water for use at or in connection with the New Mexico Properties or the mining of Minerals from the New Mexico Properties.  There have been no amendments, transfers or assignments of any of the Royalty Interests or any of the Mineral Fee Tracts, and each Royalty Interest and Mineral Fee Tract is in full force and effect.  Schedule 5.20 sets forth: (i) a complete list of all New Mexico Leases affecting any of the New Mexico Properties; and (ii) a complete list of any and all royalty interests, overriding royalty interests, net profits interests, production payments, reversionary interests and other similar burdens affecting the Mineral Fee Tracts, including a description of the Contracts creating and/or governing the rights of such interests of another Person burdening the Mineral Fee Tracts.  Uranco owns all rights, titles and interests in and to the New Mexico Assets and all other property used in connection with the ownership or operation of any of the New Mexico Assets.

Section 5.21                             Reasonably Equivalent Value of Exchange Assets.  (a) The Exchange Consideration constitutes reasonably equivalent value (meaning that said value is within the range of value for which Uranco would sell the New Mexico Assets to a Person other than RGR, in an arms’ length transaction) in exchange for the transfer of the New Mexico Assets; (b) the grant, assignment, conveyance, exchange and transfer of the New Mexico Assets have not been contemplated to, nor will it be consummated with the intent to, defraud, hinder, or delay any URI Party’s creditors; and (c) the grant, assignment, conveyance, exchange and transfer of the New Mexico Assets has not been concealed from any creditor of any URI Party.

Section 5.22                             Qualification.  Uranco is, or as of the Closing will be, qualified under applicable Laws to own the Texas Assets and has, or as of the Closing will have, complied with all necessary bonding requirements of Governmental Bodies required for Uranco’s ownership or operation of the Texas Assets on and after Closing.

Section 5.23                             Certain Disclaimers.

(a)                                 EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THE CONVEYANCE OF THE NEW MEXICO ASSETS TO BE DELIVERED BY URANCO TO RGR AT CLOSING AS CONTEMPLATED HEREIN, THE URI PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR

IMPLIED, AND EXPRESSLY DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO RGR OR ANY OF ITS REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO RGR OR AN AFFILIATE OF RGR BY ANY OF THE URI PARTIES, THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES).

(b)                                 EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THE CONVEYANCE OF THE NEW MEXICO ASSETS TO BE DELIVERED BY URANCO TO RGR AT CLOSING AS CONTEMPLATED HEREIN, THE URI PARTIES EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, ORAL OR WRITTEN, AS TO (I) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, OR ANY TECHNICAL REPORT, RELATING TO THE NEW MEXICO ASSETS, (II) THE QUANTITY, QUALITY OR RECOVERABILITY OF MINERALS IN OR FROM THE NEW MEXICO PROPERTIES, (III) ANY ESTIMATES OF THE VALUE OF THE NEW MEXICO ASSETS OR FUTURE REVENUES GENERATED BY OR FROM THE NEW MEXICO ASSETS, (IV) THE PRODUCTION OF MINERALS FROM THE NEW MEXICO PROPERTIES, OR WHETHER PRODUCTION HAS OCCURRED OR BEEN CONTINUOUS OR ECONOMICAL, (V) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE NEW MEXICO ASSETS OR (VI) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO RGR OR ANY OF ITS REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT, AT CLOSING, RGR SHALL BE DEEMED TO BE ACQUIRING THE NEW MEXICO ASSETS IN THEIR PRESENT STATUS, CONDITION (INCLUDING THEIR CURRENT ENVIRONMENTAL CONDITION), AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS, AND THAT, AS OF CLOSING, RGR HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AND ENVIRONMENTAL ASSESSMENTS OF THE NEW MEXICO ASSETS AS RGR DEEMS APPROPRIATE.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF RGR

RGR represents and warrants to the URI Parties the following:

Section 6.1                                    Existence and Qualification.  RGR is a corporation, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified to do business in the State of Texas and the State of New Mexico.

Section 6.2                                    Power.  RGR has the requisite power and authority to execute and deliver this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby, and the execution and delivery of this Agreement and the Ancillary Documents by RGR and the consummation of the transactions contemplated hereby and thereby have been duly authorized.

Section 6.3                                    Authorization and Enforceability.  The execution, delivery and performance of this Agreement and all Ancillary Documents required to be executed and delivered by RGR at Closing, and the performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of RGR.  This Agreement has been duly executed and delivered by RGR (and all Ancillary Documents required hereunder to be executed and delivered by RGR at Closing will be duly executed and delivered by RGR) and this Agreement constitutes, and at the Closing such Ancillary Documents will constitute, the valid and binding obligations of RGR, enforceable in accordance with their terms.

Section 6.4                                    No Conflicts.  The execution, delivery and performance of this Agreement and each Ancillary Document required to be executed and delivered by RGR at Closing, and the performance of the transactions contemplated hereby and thereby, will not (a) violate any provision of the organizational documents of RGR, (b) result in default (with due notice or lapse of time or both) or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which RGR is a party or which affects the Texas Assets, (c) violate any judgment, order, ruling, or regulation applicable to RGR as a party in interest, or (d) violate any Laws applicable to RGR or any of the Texas Assets.

Section 6.5                                    Liability for Brokers’ Fees.  The URI Parties shall not directly or indirectly have any responsibility, Liability or expense, as a result of undertakings or agreements of RGR or its Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

Section 6.6                                    Litigation.  There are no actions, claims, suits, demands or proceedings pending, or, to RGR’s knowledge, being contemplated or threatened in writing by a Person, before any Governmental Body, arbitrator or mediator to which RGR is a party or to which the Texas Assets are subject, that which would impair RGR’s ability to perform its obligations under this Agreement or any Ancillary Document required to be executed and delivered by RGR at Closing.

Section 6.7                                    Consents and Preferential Purchase Rights.  Except as set forth in Schedule 6.7, none of the Texas Assets nor any portion thereof is subject to any preferential right to purchase or requires the consent of a Third Party or Affiliate which may be applicable to the transactions contemplated by this Agreement.

Section 6.8                                    Securities Law Compliance.  RGR is acquiring the New Mexico Assets for its own account for use in its trade or business, and not with a view toward or for sale associated with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933, as amended, and applicable state securities Laws.

Section 6.9                                    Independent Evaluation.

(a)                                 RGR is knowledgeable of the uranium mining business and of the usual and customary practices of uranium producers, including those in the areas where the New Mexico Properties are located.

(b)                                 RGR is a party capable of making such investigation, inspection, review and evaluation of the New Mexico Assets as a prudent purchaser would deem appropriate under the circumstances including with respect to all matters relating to the New Mexico Assets being acquired by RGR, their value, operation and suitability.

(c)                                  In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, RGR has relied solely on the basis of its own independent due diligence investigation of the New Mexico Assets and the terms and conditions of this Agreement.

Section 6.10                             Taxes and Assessments.

(a)                                 All Asset Taxes related to the Texas Assets that have become due and payable have been properly paid.

(b)                                 All Tax Returns with respect to Asset Taxes that are required to be filed by the owner of the Texas Assets have been filed, and all such Tax Returns are true, correct and complete in all material respects.

(c)                                  No action, suit, Governmental Body proceeding or audit is now in progress or pending with respect to the Texas Assets, and RGR has not received notice of any pending claim against it from any applicable Governmental Body for assessment of Asset Taxes and no such claim has been threatened.

(d)                                 No audit, litigation or other proceeding with respect to Asset Taxes related to the Texas Assets has been commenced or is presently pending.  RGR has not been granted an extension or waiver of the statute of limitations applicable to any Asset Tax related to the Texas Assets, which period has not yet expired.

(e)                                  RGR is not a party to or bound by any Tax allocation or Tax sharing or indemnification agreement with respect to the Texas Assets other than as set forth in this Agreement.

(f)                                   None of the Texas Assets is subject to tax partnership reporting for federal or state income tax purposes.

(g)                                  None of the Texas Assets is “tax exempt use property” within the meaning of Section 168(h) of the Code or “tax exempt use property” within the meaning of Section 168(g)(5) of the Code.

(h)                                 All of the Texas Assets that are subject to property Taxes have been properly listed and described on the property tax rolls of the appropriate Governmental Body for all assessment dates prior to Closing.

(i)                                     RGR has complied with all escheat or unclaimed property Laws with respect to funds or property received in connection with owning or operating the Texas Assets.

Section 6.11                             Contracts.

(a)                                 All of the Texas Contracts are described on Schedule 2.2(c).

(b)                                 Neither RGR, nor to the knowledge of RGR, any other Person, is in breach or default under any Texas Contract, and to the knowledge of RGR, there are no events which, with notice or lapse of time or both, would constitute a breach or default under any Texas Contract.

(c)                                  Except as disclosed on Schedule 6.11, there are no (i) contracts with Affiliates of RGR that will be binding on the Texas Assets after Closing, (ii) contracts to sell, lease, exchange or otherwise dispose of all or any part of the Texas Assets, (iii) non-competition agreements or any agreement that purports to restrict, limit or prohibit a Person from engaging in any line of business or the manner in which, or the locations at which, RGR conducts business relating to the Texas Assets, including any area of mutual interest agreement, or (iv) futures, options, hedges, swaps, derivatives or other similar contracts that are currently binding on the Texas Assets or will be binding on the Texas Assets after Closing.

(d)                                 Except as disclosed on Schedule 6.11, none of the Texas Assets is subject to or burdened by any Contract that can be reasonably expected to result in aggregate payments or receipts of revenue by RGR of more than Ten Thousand Dollars ($10,000.00) during the current or any subsequent calendar year, including (i) any operating agreement, transportation agreement, exploration agreement, joint development agreement, participation agreement and processing or similar contract or sales, purchase or exchange contract or call on production (in each case) that is not terminable without penalty or (ii) any indenture, mortgage, loan, deed of trust, note purchase agreement, credit or sale-leaseback, guaranty, bond, letter of credit or similar contract that will not be terminated with respect to the Texas Assets on or before Closing.

(e)                                  No written notice of default or breach has been received or delivered by RGR under any Texas Contract, the resolution of which is outstanding as of the Execution Date or as of the Closing, and there are no current notices received by RGR of the exercise of any premature termination, price redetermination, economic or market out, or curtailment of any Texas Contract.  All of the Texas Contracts are in full force and effect.  As of the Closing Date, RGR has made available to the URI Parties true and complete copies of each Texas Contract and all amendments or modifications thereto.

Section 6.12                             Wells.  With respect to each Well located on the Texas Properties, except as set forth on Schedule 6.12:

(a)                                 each Well has been drilled and completed at a legal location and within the limits permitted by all applicable Texas Leases, Texas Contracts, and Laws applicable thereto;

(b)                                 no Well is subject to any penalty or any other violation of Law, and there is no Well that (i) is currently required to be plugged, dismantled or abandoned, or (ii) has been plugged, dismantled or abandoned in a manner that does not comply in all material respects with applicable Laws; and

(c)                                  except for any Well that has been plugged, dismantled, or abandoned in compliance in all material respects with applicable Laws, each Well (i) is in an operable state of repair adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted, and (ii) without limiting the foregoing, does not contain, as applicable, junk or other obstructions which could reasonably be expected to materially interfere with operations on, with respect to or affecting the Texas Assets.

Section 6.13                             Environmental Matters.  Except as set forth on Schedule 6.13:

(a)                                 with respect to the Texas Assets, RGR has not entered into, nor is it subject to, any agreement, order, decree, judgment, license, permit condition, or other directive of any Governmental Body that relates to the present or future use of any of the Texas Assets and that require any material change in the present Environmental Condition of any of the Texas Assets;

(b)                                 no member of the RGR Group has received written notice from any Person of any release or disposal of any Hazardous Substance concerning any land, facility, asset or property included in the Texas Assets that (a) interferes with or prevents compliance by the operator of the Texas Assets with any Environmental Law or the terms of any license or Permits issued pursuant thereto, or (b) gives rise to or results in any common law, contractual or other Liability of RGR with respect to the Texas Assets;

(c)                                  no Hazardous Substance has been discharged, disposed of, dumped, pumped, deposited, spilled, leaked, emitted or released by RGR (or, to the knowledge of RGR, is otherwise present) at, on, under or from any of the Texas Properties in such manner or quantity that exceeds remediation criteria or standards under any applicable Environmental Law or as would require investigation or remediation (either by RGR, or for which RGR would otherwise be liable) under any applicable Environmental Law;

(d)                                 to the knowledge of RGR, there are no Liabilities of RGR arising out of any Environmental Law or any agreement with a Third Party and relating to any Hazardous Substance located at, on, under or about any of the Texas Properties;

(e)                                  no order or action is pending, and, to RGR’s knowledge, no order or action has been threatened, by any Governmental Body or Third Party against or, to RGR’s knowledge, affecting any of the Texas Properties or concerning any alleged violation of or Liability under any Environmental Law or concerning any Hazardous Substance; and

(f)                                   no environmental lien is pending, and, to RGR’s knowledge, no environmental lien has been threatened against or currently affects RGR or any Texas Asset.

Section 6.14                             Consents, Approvals or Waivers.  Except as set forth on Schedule 6.14, RGR’s execution, delivery and performance of this Agreement (and any Ancillary Document required to be executed and delivered by RGR at Closing) is not and will not be subject to any consent, approval, or waiver from any Governmental Body or Person.

Section 6.15                             Bankruptcy; Solvency.  There are no bankruptcy, insolvency, reorganization, receivership or similar proceedings pending against, being contemplated by or, to RGR’s knowledge, threatened against RGR or any Affiliate thereof.  RGR is not entering into this Agreement with actual intent to hinder, delay or defraud any creditor.  RGR is currently solvent and will be solvent immediately after the Closing, after giving effect to (i) the transactions contemplated in this Agreement and the Ancillary Documents and (ii) any other transactions contemplated by RGR or its Representatives on or after the Closing, which would be taken into account in determining whether any of the transactions contemplated hereby were invalid or illegal under, in violation of, or can be set aside or give rise to, any award or damages, sanctions or other Liability against RGR or any of its Affiliates or Representatives under applicable bankruptcy, fraudulent conveyance, fraudulent transfer or other similar Laws.

Section 6.16                             Permits.  All of the Permits currently held by RGR relating to the Texas Assets are disclosed on Schedule 6.16.  All such Permits are in full force and effect and no action, claim or proceeding exists or is pending, nor to the knowledge of RGR, threatened, to suspend, revoke, terminate, or practically prevent the exercise of rights under, or renewal of, any such Permit or to declare any such Permit invalid.  RGR is in compliance in all material respects with all such Permits, and, to RGR’s knowledge, there are no violations of any such Permit that would (or could with notice or lapse of time) result in the termination of such Permit.  The transactions contemplated by this Agreement and the Ancillary Documents will not materially adversely affect the validity of any such Permit or cause a cancellation of or otherwise materially adversely affect such Permit, and, to RGR’s knowledge, no other Permits, licenses or authorizations are required in order to conduct or continue operations currently associated with, or contemplated in connection with, the Texas Assets.  Except for the Permits held by RGR, there are no Permits held by any other member of the RGR Group relating to the Texas Assets.

Section 6.17                             Compliance with Laws.  RGR has materially complied with, and the Texas Assets have been operated in compliance with, all applicable Laws, including Environmental Laws, and, to RGR’s knowledge, no condition or circumstance is known to exist or is threatened which will render the continuation of currently permitted and permissible operations of the Texas Assets impossible or out of compliance with applicable Laws.

Section 6.18                             Governmental Authorization.

(a)                                 Provided that each consent set forth on Schedule 6.14, which for these purposes shall include, without limitation, any consent requirement as well as any obligation to formally transfer Permits or change names of Permit holders (the “RGR Required Consents”), is obtained on or before the date set forth in Schedule 6.14 as the legal or contractual deadline for obtaining such RGR Required Consent, the execution, delivery and performance by RGR of this Agreement and the Ancillary Documents to which RGR will become a party, including the sale, transfer and conveyance of the Texas Assets and the applicable Assumed Obligations to the URI Parties, will not (i) violate or conflict with any Law, including any Environmental Law, or any order of a Governmental Body; (ii) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, result in a material payment under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a consent under, any Contract that is either binding upon or enforceable against RGR or any Permit that is held by RGR; (iii) result in the creation of any Encumbrance, other than a Permitted Encumbrance, upon any of the Texas Assets; (iv) require the approval of any Governmental Body; or (v) give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or the Ancillary Documents or to exercise any remedy or obtain any relief under any Law or order of a Governmental Body.

(b)                                 Schedule 6.14 describes, for each RGR Required Consent, (i) the Governmental Body or other Person from which each RGR Required Consent must be obtained, (ii) the applicable Law, order of a Governmental Body, Permit or Contract requiring such RGR Required Consent, (iii) the Person that is legally or contractually obligated to obtain such consent, and (iv) the date by which such RGR Required Consent is legally or contractually required to be obtained.

Section 6.19                             Payments for Production.  Except as set forth in Schedule 6.19, RGR is not obligated by virtue of a take-or-pay payment, advance payment, gross or net smelter royalty, production payment, profits interest, or other similar payment, to deliver Minerals, or proceeds from the sale thereof, attributable to the Texas Assets at some future time without receiving payment therefor at or after the time of delivery.  RGR is not obligated to pay any penalty or other payment under any transportation or other agreement as a result of the delivery of quantities of Minerals produced from the Texas Assets in excess of the contract requirements.

Section 6.20                             Texas Properties.  Schedule 2.2(a) sets forth a complete list of the Texas Leases owned by RGR.  RGR owns Defensible Title to the Texas Leases free and clear of all Encumbrances, except for the Permitted Encumbrances.  Except as provided by applicable Law or the Texas Leases, none of the Texas Properties includes any surface or underground water or other rights to water for use at or in connection with the Texas Properties or the mining of Minerals from the Texas Properties.  There have been no amendments, transfers or assignments of the Texas Leases, and each Texas Lease is in full force and effect.  Schedule 6.20 sets forth a complete list of any and all royalty interests, overriding royalty interests, net profits interests, production payments, reversionary interests and other similar burdens affecting the Texas Leases, including a description of the Contracts creating and/or governing the rights of such Third-Party interests burdening the Texas Leases.

Section 6.21                             Reasonably Equivalent Value of Exchange Assets.  (a) the Exchange Consideration constitutes reasonably equivalent value (meaning that said value is within the range of value for which RGR would sell the Texas Assets to a Person other than the Acquiring Party, in an arms’ length transaction) in exchange for the transfer of the Texas Assets; (b) the grant, assignment, conveyance, exchange and transfer of the Texas Assets have not been contemplated to, nor will it be consummated with the intent to, defraud, hinder, or delay any of RGR’s creditors; and (c) the grant, assignment, conveyance, exchange and transfer of the Texas Assets has not been concealed from any of RGR’s creditors.

Section 6.22                             Qualification.  RGR is, or as of the Closing will be, qualified under applicable Laws to own the New Mexico Assets and has, or as of the Closing will have, complied with all necessary bonding requirements of Governmental Bodies required for RGR’s ownership or operation of the New Mexico Assets on and after Closing.

Section 6.23                             Certain Disclaimers.

(a)                                 EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THE CONVEYANCE OF THE TEXAS ASSETS TO BE DELIVERED BY RGR TO URANCO AT CLOSING AS CONTEMPLATED HEREIN, RGR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE URI PARTIES OR ANY OF THEIR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO A URI PARTY OR ANY OF ITS AFFILIATES BY RGR, ITS AFFILIATES OR ANY OF THEIR REPRESENTATIVES).

(b)                                 EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THE CONVEYANCE OF THE TEXAS ASSETS TO BE DELIVERED BY RGR TO URANCO AT CLOSING AS CONTEMPLATED HEREIN, RGR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, ORAL OR WRITTEN, AS TO (i) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, OR ANY TECHNICAL REPORT, RELATING TO THE TEXAS ASSETS, (ii) THE QUANTITY, QUALITY OR RECOVERABILITY OF MINERALS IN OR FROM THE TEXAS PROPERTIES, (iii) ANY ESTIMATES OF THE VALUE OF THE TEXAS ASSETS OR FUTURE REVENUES GENERATED BY OR FROM THE TEXAS ASSETS, (iv) THE PRODUCTION OF MINERALS FROM THE TEXAS PROPERTIES, OR WHETHER PRODUCTION HAS OCCURRED OR BEEN CONTINUOUS OR ECONOMICAL, (v) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE TEXAS ASSETS OR (vi) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO THE URI PARTIES OR ANY OF THEIR REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE

PARTIES THAT, AT CLOSING, URANCO SHALL BE DEEMED TO BE ACQUIRING THE TEXAS ASSETS IN THEIR PRESENT STATUS, CONDITION (INCLUDING THEIR CURRENT ENVIRONMENTAL CONDITION), AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS, AND THAT, AS OF CLOSING, THE URI PARTIES HAVE MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AND ENVIRONMENTAL ASSESSMENTS OF THE TEXAS ASSETS AS THE URI PARTIES DEEM APPROPRIATE.

ARTICLE 7
COVENANTS OF THE PARTIES

Section 7.1                                    Access to Records.  Between the Execution Date and the Closing Date, each Transferring Party and its Affiliates shall give each Acquiring Party and its Representatives reasonable access to the Records and Contracts pertaining to its pre-Closing Exchange Assets and the right to copy, at the Acquiring Party’s sole cost and expense, such Records and Contracts, for the purpose of conducting a confirmatory review of the Exchange Assets.  Each Transferring Party and its Affiliates shall cooperate with the Acquiring Party and its Representatives in the Acquiring Party’s efforts to obtain, at the Acquiring Party’s expense, such additional information relating to the Exchange Assets as the Acquiring Party may reasonably request.

Section 7.2                                    Government Reviews.  In a timely manner, the Transferring Parties and the Acquiring Parties shall (a) make all required filings, prepare all required applications and conduct negotiations with each Governmental Body as to which such filings, applications or negotiations are necessary or appropriate for the consummation of the transactions contemplated hereby and (b) provide such information as each Party may reasonably request to make such filings, prepare such applications and conduct such negotiations.  To the extent necessary, the Transferring Party and its Affiliates shall reasonably cooperate with and assist the Acquiring Party in pursuing such filings, applications and negotiations, and the Acquiring Party shall reasonably cooperate with and assist the Transferring Party with respect to such filings, applications and negotiations.  Each Party shall be responsible for and shall make any governmental filings required to be made by such Party to consummate the transactions contemplated by this Agreement and the Ancillary Documents.

Section 7.3                                    Public Announcements; Confidentiality.

(a)                                 No Party shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the other Party, except that the foregoing shall not restrict disclosures to the extent (i) necessary for a Party to perform this Agreement (including disclosures to Governmental Bodies or Third Parties holding preferential rights to purchase, rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or termination of such rights, or seek such consents) or (ii) required by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates, provided, that, in each case, each Party shall consult with the other Party regarding the contents of any disclosure regarding the execution of this

Agreement or Closing of the transactions contemplated hereby prior to making such disclosure, and that each Party shall use its reasonable efforts to consult with the other Parties regarding the contents of any other disclosure.

(b)                                 Except as required by Law or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates, the Parties shall be bound by the terms, conditions and obligations set forth in the Confidentiality Agreement, the terms of which shall be deemed to be incorporated by reference into this Agreement.  Uranco hereby agrees to be bound by the terms and provisions of the Confidentiality Agreement as though it were a “Party” to the Confidentiality Agreement.  The Parties agree that the Confidentiality Agreement is hereby amended to permit a receiving Party to disclose Confidential Information received from a disclosing Party to such receiving Party’s Representatives, in addition to its employees, for the purpose of evaluating Confidential Information related to the transactions contemplated hereby.  Further, the Parties agree that Confidential Information received from another Party may be disclosed only to that limited number of a receiving Party’s Representatives who need to know such Confidential Information and only after each such receiving Party’s Representatives have been informed of the confidential character of the Confidential Information and each such Representative has agreed to retain the Confidential Information in confidence in compliance with the terms of the Confidentiality Agreement, as amended hereby.  The Parties agree that (i) Noteholder shall be considered a “Representative” of each URI Party for purposes of the Confidentiality Agreement, as amended hereby, (ii) the URI Parties shall be jointly and severally liable for any unauthorized use or disclosure of Confidential Information by any of their respective Representatives, including Noteholder, and (iii) any obligation to provide written notice to Uranco pursuant to the Confidentiality Agreement shall be satisfied by delivery of written notice to Uranco in accordance with Section 13.2 of this Agreement.

(c)                                  Following the Closing, the Parties agree to maintain in confidence, in accordance with the provisions of the Confidentiality Agreement, all Confidential Information (as defined in the Confidentiality Agreement) pertaining to the Exchange Assets transferred by a Transferring Party at Closing.  Accordingly, the Confidentiality Agreement is hereby further amended to provide that, after the Closing, RGR and its Representatives shall hold in confidence its Confidential Information regarding the Texas Assets, and the URI Parties and their respective Representatives shall hold in confidence their respective Confidential Information regarding the New Mexico Assets.  Further, the Confidentiality Agreement is hereby amended to extend the term thereof to continue through and including one (1) year from the Closing Date.

Section 7.4                                    Operation of Business.  From the Execution Date until the Closing Date, each Party shall:

(a)                                 conduct its business related to its pre-Closing Exchange Assets in the ordinary course consistent with such Party’s recent development program and prudent industry practice;

(b)                                 not commit to any new operation on the Exchange Assets, or incur any contractual obligation or Liability, reasonably anticipated by the Transferring Party to require future capital expenditures by the owner of the Exchange Assets in excess of Ten Thousand Dollars ($10,000);

(c)                                  not voluntarily terminate, amend, execute or extend any material Contracts;

(d)                                 maintain insurance coverage on its pre-Closing Exchange Assets presently furnished by nonaffiliated Third Parties in the amounts and of the types presently in force and not make any election to be excluded from any coverage provided by an operator for the joint account pursuant to a joint mining agreement or similar agreement;

(e)                                  maintain all Permits, approvals, bonds and guaranties affecting its pre-Closing Exchange Assets, and make all filings that the Transferring Party or any of its Affiliates is required to make under applicable Law with respect to such Exchange Assets;

(f)                                   not transfer, sell, hypothecate, encumber or otherwise dispose of any portion of its pre-Closing Exchange Assets;

(g)                                  not create any lien, security interest or other Encumbrance with respect to its pre-Closing Exchange Assets, nor (i) enter into any agreement for the sale, disposition or encumbrance of any portion of such Exchange Assets, nor (ii) dedicate, sell, encumber or dispose of any Minerals produced from such Exchange Properties, if any;

(h)                                 grant any preferential right or other right to purchase or agree to require the consent of any Person not otherwise required to consent to the transfer and conveyance of its pre-Closing Exchange Assets to the Acquiring Party;

(i)                                     not voluntarily abandon any of its pre-Closing Exchange Assets other than as required pursuant to the terms of a Lease or applicable Law; and

(j)                                    not enter into any agreement with respect to any of the foregoing.

Requests for approval of any action restricted by this Section 7.4 shall be delivered to the applicable Acquiring Party by the Transferring Party in accordance with the notice provisions of Section 13.2.  The Acquiring Party’s approval of any action restricted by this Section 7.4 shall be considered granted within ten (10) days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in the Transferring Party’s notice) after the Transferring Party’s notice to the Acquiring Party requesting such consent unless the Acquiring Party notifies the Transferring Party to the contrary during that period.  In the event of an emergency, the Transferring Party may take such action as a reasonably prudent Person would take and shall notify the Acquiring Party of such action promptly thereafter.

Section 7.5                                    Bonds, Letters of Credit and Guaranties.  The Parties understand that none of the insurance currently maintained by the Transferring Party covering the Exchange Assets, nor any of the bonds, letters of credit and guaranties, if any, posted by the Transferring Party with Governmental Bodies or co-owners and relating to the Exchange Assets will be transferred to the Acquiring Party.  Promptly following Closing, each Acquiring Party shall obtain, or cause to be obtained in the name of the Acquiring Party, (a) such insurance covering the Exchange Assets acquired by the Party at Closing as would be obtained by a reasonably prudent Person in a similar situation; and (b) replacements for the bonds, letters of credit and guaranties set forth on Schedule 7.5, to the extent such replacements are necessary to permit the cancellation of the bonds, letters of credit and guaranties posted by the Transferring Party or to consummate the transactions contemplated by this Agreement.

Section 7.6                                    Release of Liens.  Concurrent with the Closing, all liens, charges, mortgages and security interests (if any) encumbering any of the Exchange Assets shall be terminated and released by the Transferring Party or other Person, as applicable.

Section 7.7                                    Authorization of Noteholder.  The execution, delivery and performance of this Agreement and the Ancillary Documents required to be executed and delivered by any URI Party at Closing, and the performance of the transactions contemplated hereby and thereby by each URI Party, have been duly and validly authorized and approved by all necessary action on the part of the Noteholder and each URI Party, and Encumbrances affecting all or any portion of the New Mexico Assets shall be released on or before Closing.

Section 7.8                                    Financial Statements.  RGR acknowledges that the URI Parties and their Affiliates may be required to include statements of revenues and direct operating expenses and other financial information relating to the transactions contemplated by this Agreement in documents filed by the URI Parties and their Affiliates with the Securities Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and that such financial statements may be required to be audited.

Section 7.9                                    Further Assurances.  After Closing, the Parties agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of this Agreement or of any Ancillary Document delivered pursuant to this Agreement.

Section 7.10                             Compliance with Laws.  The Acquiring Party shall store, handle, transport and dispose of or discharge all materials, substances and wastes from its acquired Exchange Assets (including produced water, drilling fluids, NORM, and other wastes), whether present before, on or after Closing, in accordance with applicable Laws.  The Acquiring Party shall keep accurate records of the types, amounts and location of materials, substances and wastes that are stored, transported, handled, discharged, released or disposed of onsite and offsite.  When any Exchange Asset assigned by a Transferring Party pursuant to this Agreement terminates, the Acquiring Party shall undertake such remedial action with respect to the affected Exchange Asset as is necessary to satisfy all Laws in effect at that time.

ARTICLE 8
CONDITIONS TO CLOSING

Section 8.1                                    RGR’s Conditions to Closing.  The obligations of RGR to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by RGR) on or before Closing of each of the following conditions precedent:

(a)                                 Representations.  The representations and warranties of each URI Party set forth in Article 5 shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date; provided, however, that (i) any representation or warranty referring to a specified date need only be true and accurate as of such specified date, and (ii) to the extent a representation or warranty is qualified by its terms by materiality, such qualification in its terms is inapplicable for purposes of this Section 8.1 and the materiality qualification contained in this Section 8.1(a) applies in lieu thereof;

(b)                                 Performance.  Each URI Party shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement on or before the Closing Date;

(c)                                  No Action.  No injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or any Ancillary Document, or awarding damages in connection therewith, shall have been issued and remain in force, and no suit, action or other proceeding by any Person seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement or any Ancillary Document, or seeking damages in connection therewith, shall be pending before any Governmental Body or arbitrator;

(d)                                 Governmental Consents.  All consents and approvals of any Governmental Body required for the transfer of the New Mexico Assets from Uranco to RGR as contemplated by this Agreement, except consents and approvals by Governmental Bodies that are customarily obtained after closing, shall have been granted, or the necessary waiting period shall have expired, or early termination of the waiting period shall have been granted by the applicable Governmental Body; and

(e)                                  Third-Party Consents; Liens.  The URI Parties shall obtain the approval of the Noteholder and any other Person holding a lien against any of its pre-Closing Exchange Assets, and the URI Parties shall have delivered or caused to be delivered to RGR customary documentation or evidence providing for the release, on or before Closing, of all Encumbrances creating a security interest in all or any portion of the New Mexico Assets in favor of the Noteholder or any other Person.

Section 8.2                                    URI Parties’ Conditions to Closing.  The obligations of the URI Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by URI) on or before Closing of each of the following conditions precedent:

(a)                                 Representations.  The representations and warranties of RGR set forth in Article 6 shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date; provided, however, that (i) any representation or warranty referring to a specified date need only be true and accurate as of such specified date, and (ii) to the extent a representation or warranty is qualified by its terms by materiality, such qualification in its terms is inapplicable for purposes of this Section 8.2 and the materiality qualification contained in this Section 8.2(a) applies in lieu thereof;

(b)                                 Performance.  RGR shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement on or before the Closing Date;

(c)                                  No Action.  No injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or any Ancillary Document, or awarding damages in connection therewith, shall have been issued and remain in force, and no suit, action or other proceeding by any Person seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement or any Ancillary Document, or seeking damages in connection therewith, shall be pending before any Governmental Body or arbitrator;

(d)                                 Governmental Consents.  All consents and approvals of any Governmental Body required for the transfer of the Texas Assets from RGR to Uranco as contemplated by this Agreement, except consents and approvals by Governmental Bodies that are customarily obtained after closing, shall have been granted, or the necessary waiting period shall have expired, or early termination of the waiting period shall have been granted by the applicable Governmental Body; and

(e)                                  Liens.  RGR shall have delivered or caused to be delivered to Uranco, on behalf of the URI Parties, customary documentation or evidence providing for the release, on or before Closing, of all Encumbrances creating a security interest in all or any portion of its pre-Closing Exchange Assets in favor of any Person.

ARTICLE 9
CLOSING

Section 9.1                                    Time and Place of Closing.  Consummation of the purchase and sale transaction as contemplated by this Agreement (the “Closing”), shall, unless otherwise agreed to in writing by the URI Parties and RGR, take place at RGR’s legal counsel’s offices in San Antonio, Texas, at 10:00 a.m., Central Time, on October 15, 2014, or if all conditions in Article 8 to be satisfied on or before Closing have not yet been satisfied or waived as of such time, then within five (5) Business Days of such conditions having been satisfied or waived, subject, in each case, to the rights of the Parties under Article 10.  As used herein, the “Closing Date” shall mean October 15, 2014, or, if the Closing does not occur on such date, the date on which the Closing actually occurs.

Section 9.2                                    Obligations of RGR at Closing.  At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by the URI Parties of their obligations pursuant to Section 9.3, RGR shall deliver or cause to be delivered to Uranco the following:

(a)                                 a counterpart of the Conveyance of the Texas Assets, duly executed by RGR and acknowledged before a notary public;

(b)                                 a counterpart of the Conveyance of the New Mexico Assets, duly executed by RGR and acknowledged before a notary public;

(c)                                  a certificate by an authorized officer of RGR, dated as of Closing, certifying on behalf of RGR that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been fulfilled;

(d)                                 an executed statement conforming to the reasonable satisfaction of URI, meeting each of the requirements described in Treasury Regulation § 1.1445-2(b)(2), certifying that RGR is not a foreign person within the meaning of the Code;

(e)                                  where approvals are received by RGR pursuant to Section 8.2(d) and Section 8.2(e), copies of those approvals;

(f)                                   a counterpart of the Value Allocation Schedule agreed upon by the Parties pursuant to Section 4.4(a); and

(g)                                  all other instruments, documents and other items necessary to effectuate the terms of this Agreement.

Section 9.3                                    Obligations of the URI Parties at Closing.  At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by RGR of its obligations pursuant to Section 9.2, Uranco shall deliver or cause to be delivered to RGR the following:

(a)                                 a counterpart of the Conveyance of the Texas Assets, duly executed by Uranco and acknowledged before a notary public;

(b)                                 a counterpart of each Conveyance of the New Mexico Assets, duly executed by Uranco and acknowledged before a notary public;

(c)                                  certificates executed by an authorized officer of each URI Party, dated as of Closing, certifying on behalf of each URI Party that the conditions set forth in Section 8.1(a), Section 8.1(b) and Section 8.1(c) have been fulfilled;

(d)                                 an executed statement conforming to the reasonable satisfaction of RGR, meeting each of the requirements described in Treasury Regulation § 1.1445-2(b)(2), certifying that Uranco is not a foreign person within the meaning of the Code;

(e)                                  where approvals are received by a URI Party pursuant to Section 8.1(d) and Section 8.1(e), copies of those approvals;

(f)                                   a counterpart of the Value Allocation Schedule agreed upon by the Parties pursuant to Section 4.4(a); and

(g)                                  all other instruments, documents and other items necessary to effectuate the terms of this Agreement.

ARTICLE 10
TERMINATION

Section 10.1                             Termination.  This Agreement, and the transactions contemplated hereby, may be terminated at any time prior to Closing by any Party by delivering written notice to the other Parties in accordance with Section 13.2.

Section 10.2                             Effect of Termination.  If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no further force or effect, except for the provisions of Section 1.2, Section 5.5, Section 6.5, Section 7.3, this Article 10, Article 13 (other than Section 13.1, Section 13.3, Section 13.11, and Section 13.13), and Appendix A, which shall survive the termination of this Agreement and continue in full force and effect, and each Transferring Party shall be free immediately to enjoy all rights of ownership of its pre-Closing Exchange Assets and to sell, transfer, encumber or otherwise dispose of the Exchange Assets to any Person without any restriction under this Agreement, except for the rights of first refusal in favor of the Acquiring Parties set forth in Section 10.3.

Section 10.3                             Post-Termination Right of First Refusal.  In the event that any Party terminates this Agreement pursuant to Section 10.1, then each Acquiring Party shall have a right of first refusal to purchase the Exchange Assets for the period commencing on the date the termination notice is received by such Acquiring Party (the “ROFR Commencement Date”) and ending twelve (12) months after the ROFR Commencement Date, as set forth in this Section 10.3.

(a)                                 Notice of Bona Fide Offer.  If at any time during the 12-month period following the ROFR Commencement Date, a Transferring Party wishes to accept a bona fide offer received from any Person with respect to the purchase, assignment, conveyance, exchange or transfer of any one or more of the Transferring Party’s Exchange Assets, the Transferring Party shall promptly give written notice to the Acquiring Party setting forth in reasonable detail the terms of the offer received from such Person and the Transferring Party’s willingness to sell or otherwise transfer, convey or assign any one or more of the Transferring Party’s Exchange Assets which are the subject of the offer to the Acquiring Party for such consideration and on those same terms (the “Offer Notice”).  Upon receiving the Offer Notice, the Acquiring Party may exercise its rights under this Section 10.3 in the manner described below.

(b)                                 Exercise of Right to Purchase.  If an Acquiring Party elects to exercise its rights with respect to the Exchange Assets under the provisions of this Section 10.3, such Acquiring Party shall notify the Transferring Party of that election in writing delivered to the Transferring Party within forty-five (45) Business Days after the date of the Acquiring Party’s receipt of the Offer Notice.  The Acquiring Party and the Transferring Party shall promptly proceed with the execution of a purchase or other appropriate agreement which incorporates the terms and conditions as described in the Offer Notice (the “Purchase Agreement”) and such other terms as they may reasonably agree.  Notwithstanding any provision to the contrary contained in the Offer Notice, the Acquiring Party shall not be obligated to consummate the transactions contemplated by the Offer Notice, or any portion thereof, prior to the expiration of forty-five (45) days after the execution of the Purchase Agreement.  If the Acquiring Party fails to deliver to the Transferring Party a notice of the Acquiring Party’s election to accept within the time required for such notice, the Acquiring Party shall be deemed to have elected not to accept the offer set forth in such Offer Notice.  If the Acquiring Party elects, or is deemed to have elected, to refuse the offer, the Transferring Party shall be free to sell or otherwise assign, transfer or convey its Exchange Assets, but only under the terms and conditions set forth in the Offer Notice.  The Parties acknowledge and agree that any right of first refusal granted to an Acquiring Party pursuant to this Section 10.3 will only apply to the Transferring Party’s interest in the Exchange Assets which are the subject of any such bona fide offer from another Person and not to any other assets owned by the Transferring Party (or any other Person) which are contemplated to be sold to such Person in accordance with such Person’s offer.

(c)                                  Continuation of Right.  If an Acquiring Party elects not to accept an offer set forth in an Offer Notice pursuant to Section 10.3(b) but the Exchange Assets are not sold by the Transferring Party to such other Person for any reason within sixty (60) days of the Acquiring Party’s election not exercise its right pursuant to Section 10.3(b), then the right of first refusal granted and described in this Section 10.3 shall continue in full force and effect until such right of first refusal terminates on the date that is twelve (12) months after the ROFR Commencement Date.

(d)                                 Termination of Right.  The right of first refusal granted to each Acquiring Party pursuant to this Section 10.3 shall remain in full force and effect notwithstanding an Acquiring Party’s refusal or failure to exercise its rights set forth in this Section 10.3.  If the Acquiring Party elects to exercise its rights set forth in this Section 10.3, or any portion thereof, as described in an Offer Notice and fails to consummate such transaction as a result of its default under the Purchase Agreement, the Acquiring Party’s rights under this Section 10.3 shall terminate.

(e)                                  Memorandum of Right of First Refusal.  Within ten (10) days of the ROFR Commencement Date, each Party shall execute before a notary public and deliver to the other Parties an original memorandum in recordable form describing each Acquiring Party’s right of first refusal to purchase the Exchange Assets pursuant to this Section 10.3 (the “Memorandum”).  The Parties agree that, in the event a Transferring Party has failed to timely execute and deliver a Memorandum to the other Parties as provided herein related to its pre-Closing Exchange Assets, then the Acquiring Party of such Exchange Assets shall be entitled to execute a Memorandum without such Transferring Party’s signature and record such Memorandum in the appropriate public records.

ARTICLE 11
ASSUMPTION; INDEMNIFICATION

Section 11.1                             Acquiring Party’s Assumption of Obligations.  At Closing, each Party (specifically, RGR, with respect to the New Mexico Assets; and the URI Parties, jointly and severally, as to the Texas Assets) shall assume and hereby agrees to fulfill and perform any and all obligations and pay and discharge any and all Liabilities with respect to the Exchange Assets acquired by the respective Acquiring Parties, including the following (the “Assumed Obligations”):

(a)                                 any and all Liabilities caused by or arising out of or resulting from the ownership, use or operation of the Exchange Assets on or after the Closing Date;

(b)                                 any and all obligations, including payment obligations, relating to any royalties, overriding royalties, production payments, net profits obligations, rentals, shut-in payments, and any interests held in suspense (and transferred to the Acquiring Party) to which the acquired Exchange Assets are subject;

(c)                                  any and all obligations and Liabilities caused by the Acquiring Party’s breach of, or failure to pay, any of the Assumed Obligations of such Party;

(d)                                 any and all of the Transferring Party’s express and implied obligations and covenants under the terms of the Leases, the Contracts, Surface Interests and all other obligations to which the acquired Exchange Assets are subject;

(e)                                  responsibility for compliance with all applicable Laws pertaining to the acquired Exchange Assets, and the procurement and maintenance of all Permits required by any Governmental Body in connection with the ownership or development of the acquired Exchange Assets after Closing;

(f)                                   any Asset Taxes (including applicable penalties and interest) for which the Acquiring Party has agreed to be responsible hereunder;

(g)                                  any and all obligations and Liabilities caused by the failure of the Transferring Party to obtain consents or waivers of preferential rights with respect to the transfer of the acquired Exchange Assets; and

(h)                                 the Environmental Condition of, and any and all Environmental Liabilities with respect to, the acquired Exchange Assets (including, without limitation, all obligations to properly plug and abandon, or replug and re-abandon, any Well located on the acquired Exchange Properties, to restore the surface of the acquired Exchange Properties, and to comply with, or to bring the acquired Exchange Assets into compliance with, any Environmental Law), regardless of whether such Environmental Condition or the events giving rise to such Environmental Condition arose or occurred before or after Closing.

Each Transferring Party (specifically, RGR, with respect to the Texas Assets; and the URI Parties, jointly and severally, as to the New Mexico Assets) shall remain responsible for all Liabilities incurred by the Transferring Party in connection with its ownership or operation of such Exchange Assets before the Closing, except (i) those for which the Acquiring Party is obligated to indemnify the Transferring Party pursuant to this Agreement, and (ii) those which the Acquiring Party assumes pursuant to this Section 11.1.

Section 11.2                             RGR’s Indemnity.  From and after the Closing Date, RGR shall indemnify, defend and hold harmless the URI Group, REGARDLESS OF FAULT, from and against any and all Liabilities that are attributable to the New Mexico Assets, including the Assumed Obligations, regardless of when such Liabilities first arose; provided, however, that the foregoing shall not apply to any Liabilities caused from and after the Closing Date by an act or omission of any one or more of the URI Parties or any of their respective Affiliates.

Section 11.3                             The URI Parties’ Indemnity.  From and after the Closing Date, URI and Uranco shall, jointly and severally, indemnify, defend and hold harmless the RGR Group, REGARDLESS OF FAULT, from and against any and all Liabilities that are attributable to the Texas Assets, including the Assumed Obligations, regardless of when such Liabilities first arose; provided, however, that the foregoing shall not apply to any Liabilities caused from and after the Closing Date by an act or omission of RGR or any of its Affiliates.  Each of URI and Uranco shall be jointly and severally liable for any and all Liabilities of either of the URI Parties under this Agreement and the Ancillary Documents, including any Damages payable to any member of the RGR Group.

Section 11.4                             Regardless of Fault.  The phrase “REGARDLESS OF FAULT” means WITHOUT REGARD TO THE CAUSE OR CAUSES OF ANY CLAIM, INCLUDING, WITHOUT LIMITATION, EVEN THOUGH A CLAIM IS CAUSED IN WHOLE OR IN PART BY:

(a)                                 THE NEGLIGENCE (WHETHER SOLE, JOINT, CONCURRENT, COMPARATIVE, CONTRIBUTORY, ACTIVE, PASSIVE, GROSS OR OTHERWISE), WILLFUL MISCONDUCT, STRICT LIABILITY, OR OTHER FAULT OF THE RGR GROUP, THE URI GROUP, INVITEES AND/OR THIRD PARTIES, AND THIS PROVISION IS INTENDED TO COMPLY WITH THE REQUIREMENTS OF THE EXPRESS NEGLIGENCE DOCTRINE; AND/OR

(b)                                 A PRE-EXISTING DEFECT, WHETHER PATENT OR LATENT, OF THE TEXAS PROPERTIES OR THE NEW MEXICO PROPERTIES, AS THE CASE MAY BE.

Section 11.5                             Not Consumers.  THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THEY ARE NOT “CONSUMERS” WITHIN THE MEANING OF ANY DECEPTIVE TRADE PRACTICES OR CONSUMER PROTECTION ACT, OR ANY APPLICABLE LAW OR ENVIRONMENTAL LAW.  EACH PARTY HEREBY EXPRESSLY DISCLAIMS, WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES UNDER ALL APPLICABLE LAWS AND ENVIRONMENTAL LAWS WHICH MAY AFFORD CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.  AFTER CONSULTATION WITH INDEPENDENT LEGAL COUNSEL OF EACH PARTY’S OWN SELECTION, EACH PARTY VOLUNTARILY CONSENTS TO THIS WAIVER AND RELEASE.  TO EVIDENCE EACH PARTY’S ABILITY TO GRANT SUCH WAIVER, EACH PARTY HEREBY REPRESENTS AND WARRANTS TO THE OTHER PARTIES THAT: (i) SUCH PARTY IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION; (ii) SUCH PARTY IS REPRESENTED BY LEGAL COUNSEL IN NEGOTIATING AND ENTERING INTO THIS AGREEMENT AND THE ANCILLARY DOCUMENTS; AND (iii) SUCH LEGAL COUNSEL WAS NOT, DIRECTLY OR INDIRECTLY, IDENTIFIED, SUGGESTED OR SELECTED BY ANOTHER PARTY.

Section 11.6                             Disclaimers.  EXCEPT FOR THE REMEDIES CONTAINED IN THIS SECTION 11.6 AND ARTICLE 10, RGR AND THE URI PARTIES EACH RELEASE, REMISE AND FOREVER DISCHARGE THE OTHER PARTIES AND THEIR AFFILIATES AND EACH PARTY’S OFFICERS, DIRECTORS, EMPLOYEES, PERSONNEL, AGENTS, ADVISORS AND OTHER REPRESENTATIVES FROM ANY AND ALL SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS, LIABILITIES, INTEREST, OR CAUSES OF ACTION WHATSOEVER, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH SUCH PARTIES MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO OR ARISING OUT OF (i) THIS AGREEMENT, (ii) THE TRANSFERRING PARTY’S OWNERSHIP, USE OR

OPERATION OF THE EXCHANGE ASSETS OR (iii) THE CONDITION, ENVIRONMENTAL CONDITION, QUALITY, STATUS OR NATURE OF THE EXCHANGE ASSETS, INCLUDING RIGHTS TO CONTRIBUTION UNDER CERCLA OR ANY OTHER ENVIRONMENTAL LAW, BREACHES OF STATUTORY OR IMPLIED WARRANTIES, NUISANCE OR OTHER TORT ACTIONS, RIGHTS TO PUNITIVE DAMAGES AND COMMON LAW RIGHTS OF CONTRIBUTION, RIGHTS UNDER AGREEMENTS BETWEEN THE TRANSFERRING PARTY AND ANY PERSONS WHO ARE AFFILIATES OF THE TRANSFERRING PARTY, AND RIGHTS UNDER INSURANCE MAINTAINED BY THE TRANSFERRING PARTY OR ANY PERSON WHO IS AN AFFILIATE OF THE TRANSFERRING PARTY, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON, EXCLUDING, IN EACH CASE, ANY FRAUDULENT ACTS OR INTENTIONAL MISREPRESENTATIONS OR OMISSIONS IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

Section 11.7                             Environmental Acknowledgments.

(a)                                 RGR hereby acknowledges and agrees as follows: (i) RGR has entered into this Agreement on the basis of RGR’s own investigation of the Environmental Condition of the New Mexico Assets, including surface and subsurface conditions of the New Mexico Properties; (ii) the New Mexico Assets may have been used to explore for, develop and produce Minerals, and for the disposal of produced water, and that spills of produced water, wastes, Hazardous Substances, and other materials may have occurred thereon; and physical changes to the New Mexico Assets may have occurred as a result of such use; (iii) (a) low levels of NORM may be present at some locations in, on and/or under the New Mexico Properties, (b) NORM is a natural phenomenon associated with many mining operations in the U.S. and throughout the world, and (c) RGR will make its own determination on this matter; and (iv) upon Closing, RGR shall, and does hereby, assume the risk that the New Mexico Assets may contain wastes, Hazardous Substances, or contaminants and that adverse Environmental Conditions, including the presence of wastes, Hazardous Substances, or contaminants which may not have been revealed by RGR’s Environmental Assessment.

(b)                                 Each URI Party hereby acknowledges and agrees as follows: (i) each URI Party has entered into this Agreement on the basis of such URI Party’s own investigation of the Environmental Condition of the Texas Assets, including surface and subsurface conditions of the Texas Properties; (ii) the Texas Assets may have been used to explore for, develop and produce Minerals, and for the disposal of produced water, and that spills of produced water, wastes, Hazardous Substances, and other materials may have occurred thereon; and physical changes to the Texas Assets may have occurred as a result of such use; (iii) (a) low levels of NORM may be present at some locations in, on and/or under the Texas Properties, (b) NORM is a natural phenomenon associated with many mining operations in the U.S. and throughout the world, and (c) each URI Party will make its own determination on this matter; and (iv) upon Closing, the URI Parties shall, and do hereby jointly and severally, assume the risk that the Texas Assets may contain wastes, Hazardous Substances, or contaminants and that adverse Environmental Conditions, including the presence of wastes, Hazardous Substances, or contaminants, which may not have been revealed by the URI Parties’ Environmental Assessment.

Section 11.8                             Indemnification Actions.  All claims for indemnification under this Article 11 shall be asserted and resolved as follows:

(a)                                 Promptly after receipt by a Person entitled to indemnity under this Article 11 (an “Indemnified Person”) of notice of the assertion of a Third Party Claim against it, such Indemnified Person shall promptly give written notice to the Person obligated to indemnify against such Third Party Claim (an “Indemnifying Person”) of the assertion of such Third Party Claim; provided, that the failure to timely notify the Indemnifying Person will not relieve the Indemnifying Person of any Liability that it may have to any Indemnified Person, except to the extent of actual prejudice arising from such failure.

(b)                                 If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.8(a) of the assertion of a Third Party Claim, then the Indemnifying Person shall be entitled to assume the defense of such Third Party Claim with counsel of its choosing that is reasonably acceptable to the Indemnified Person (it being agreed that the Indemnifying Person’s counsel as of the date hereof shall be reasonably acceptable to the Indemnified Person); provided, however, that (a) the Indemnifying Person shall not be entitled to assume defense of a Third Party Claim if the Indemnified Person has one (1) or more defenses that cannot be asserted by the Indemnifying Person and such inability would actually prejudice the Indemnified Person, (b) the Indemnifying Person shall not be entitled to assume defense of a Third Party Claim if such claim is being brought by a Governmental Body or seeks an injunction or provisional relief and (c) as a condition to assuming the defense of such Third Party Claim, the Indemnifying Person must acknowledge and agree in writing that each Indemnified Person will be indemnified and held harmless hereunder with respect to the full amount of any and all Damages the Indemnified Person may suffer or incur arising out of or relating to the Third Party Claim (regardless of any limitations set forth herein).  After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third Party Claim, the Indemnifying Person shall not be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim.  If the Indemnifying Person assumes the defense of a Third Party Claim, then no compromise or settlement of such Third Party Claims may be effected by the Indemnifying Person without the Indemnified Person’s express written consent unless (A) there is no finding or admission of any wrongdoing by the Indemnified Person, (B) the sole relief provided is monetary Damages that are paid in full by the Indemnifying Person, and (C) the claim does not relate to Taxes.  If notice is given to an Indemnifying Person of the assertion of any Third Party Claim and the Indemnifying Person does not, within fifteen (15) Business Days after the Indemnified Person’s notice is given, give notice to the Indemnified Person of the Indemnifying Person’s election to assume the defense of such Third Party Claim, then the Indemnifying Person shall be bound by any determination made in such Third Party Claim or any compromise or settlement reasonably effected by the Indemnified Person.

(c)                                  With respect to any Third Party Claim subject to indemnification under this Article 11:  (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other fully informed of the status of such Third Party Claim and any related legal actions at all stages thereof where such other person is not represented by its own counsel, and (ii) each Party agrees (at its own expense) to render to each other such assistance as a Party may reasonably require of another and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third Party Claim.

(d)                                 With respect to any Third Party Claim subject to indemnification under this Article 11, the Parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges of the other Party.  In connection therewith, each Party agrees that:  (i) it will use its reasonable efforts, in respect of any Third Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable Law and rules of procedure); and (ii) all communications between any Party and counsel responsible for or participating in the defense of any Third Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

Section 11.9                             Survivability; Limitation on Actions.

(a)                                 All representations, warranties, covenants and agreements shall not survive the Closing and shall be of no further force and effect following the exchange of the Exchange Assets at Closing as contemplated by this Agreement, except as set forth in (i) the special warranty of title included in each of the Conveyances delivered at Closing by each Transferring Party, and (ii) Section 1.2, Section 2.5, Section 3.2, Section 4.3(b), Section 4.4(b), Section 5.5, Section 6.5, Section 7.2, Section 7.3, Section 7.5, Section 7.9, Section 7.10, Article 11, Article 12, Article 13, and Appendix A of this Agreement, which shall survive and shall continue in full force and effect after Closing; provided, however, that the terms of this Section 11.9 shall not be applicable to the extent that a Party has committed fraud or made an intentional misrepresentation in connection with this Agreement or the transactions contemplated herein.

(b)                                 In no event shall any Indemnified Person be entitled to duplicate compensation with respect to the same Damage, Liability, loss, cost, expense, claim, award or judgment under more than one provision of this Agreement and the Ancillary Documents.

ARTICLE 12
TAX MATTERS

Section 12.1                             Tax Filings.  The Transferring Party shall be responsible for filing with the appropriate Governmental Body the applicable Tax Returns for Asset Taxes which are required to be filed on or before the Closing Date and paying the Taxes reflected on such Tax Returns as due and owing.  The Acquiring Party shall be responsible for filing with the appropriate taxing authorities the applicable Tax Returns for all Asset Taxes that are required to be filed after the Closing Date and paying the Taxes reflected on such Tax Returns as due and owing; provided, however, that in the event that the Transferring Party is required by applicable Law to file a Tax Return with respect to such Asset Taxes after the Closing Date which includes all or a portion of a tax period for which the Acquiring Party is liable for such Taxes, following the Transferring Party’s request, the Acquiring Party shall promptly pay to the Transferring Party all such Taxes allocable to the period or portion thereof beginning at or after the Closing Date (but only to the extent that such amounts have not already been accounted for under Section 12.2), whether such Taxes arise out of the filing of an original return or a subsequent audit or assessment of Taxes.  The Transferring Party shall be entitled to all Tax credits and Tax refunds which relate to any such Taxes allocable to any tax period, or portion thereof, ending before the Closing Date.  The Acquiring Party shall be entitled to all Tax Credits and Tax refunds which related to any such Taxes allocable to any tax period, or portion thereof, ending on or after the Closing Date.

Section 12.2                             Current Tax Period Taxes.  Asset Taxes assessed with respect to the Tax period in which the Closing occurs (the “Current Tax Period”), but excluding ad valorem, property, severance production or similar Taxes which are based on quantity of or the value of production of Minerals, shall be apportioned between the Transferring Party and the Acquiring Party as of the Closing Date with (a) the Transferring Party being obligated to pay a proportionate share of the actual amount of such Taxes for the Current Tax Period determined by multiplying such actual Taxes by a fraction, the numerator of which is the number of days in the Current Tax Period prior to the Closing Date and the denominator of which is the total number of days in the Current Tax Period and (b) the Acquiring Party being obligated to pay a proportionate share of the actual amount of such Taxes for the Current Tax Period determined by multiplying such actual Taxes by a fraction, the numerator of which is the number of days in the Current Tax Period on and after the Closing Date and the denominator of which is the total number of days in the Current Tax Period.  As described in Section 2.5(c), Taxes which are based on quantity of or the value of production of Minerals shall be apportioned between the Transferring Party and the Acquiring Party based on the number of units or value of production actually produced, as applicable, before, and at or after, the Closing Date and (ii) all other Asset Taxes which are imposed on the sale, purchase or transfer of tangible property (other than the sale of the Exchange Assets as provided in this Agreement) shall be apportioned between the Transferring Party and the Acquiring Party based on the applicable date of sale, purchase or transfer.  In the event that the Acquiring Party or the Transferring Party makes any payment for which it is entitled to reimbursement under this Article 12, the applicable Party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting Party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of the reimbursement.

ARTICLE 13
MISCELLANEOUS

Section 13.1                             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.  Each Party’s delivery of an executed counterpart signature page by facsimile (or email) is as effective as executing and delivering this Agreement in the presence of the other Party.  No Party shall be bound by the terms and provisions of this Agreement until such time as all of the Parties have executed counterparts of this Agreement.

Section 13.2                             Notice.  All notices and other communications which are required or may be given pursuant to this Agreement must be given in writing, in English and delivered personally, by courier, or by facsimile followed by delivery by courier, as follows:

If to RGR:	Rio Grande Resources Corporation
P. O. Box 1000
Physical/Courier: 1350 County Road 240
Hobson, Texas 78117
Attention: Contract Administrator
Facsimile: (830) 780-2085

With a copy to (which shall not constitute notice):

Rio Grande Resources Corporation
P. O. Box 1000
Physical/Courier: 1350 County Road 240
Hobson, Texas 78117
Attention: Law Department
Facsimile: (858) 455-3213

If to any URI Party:

Uranium Resources, Inc.
6950 S. Potomac Street, Suite 300
Centennial, Colorado 80112
Attention: Christopher M. Jones
Facsimile: (303) 531-0472

With a copy to (which shall not constitute notice):

Hogan Lovells US LLP
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, Colorado 80202
Attention: Paul Hilton
Facsimile: (303) 899-7333

Any Party may change its address for notice by notice to the other Parties in the manner set forth above.  All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.

Section 13.3                             Tax, Recording Fees, Similar Taxes & Fees.  Each Transferring Party and Acquiring Party shall pay and be liable for fifty percent (50%) of any sales, use, excise, real property transfer, goods and services, registration, documentary, stamp or transfer Taxes, recording fees and similar Taxes and fees incurred and imposed upon, or with respect to, the transfers of the Exchange Assets contemplated by this Agreement.  If such transfers or transactions are exempt from any such Taxes or fees upon the execution or filing of an appropriate certificate or other evidence of exemption, each Party, as applicable, will timely furnish to the other Party such certificate or evidence.  Except as otherwise provided herein, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 13.4                             Governing Law; Jurisdiction.

(a)                                 THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)                                 THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE WESTERN DISTRICT OF TEXAS, SAN ANTONIO DIVISION (OR, IF REQUIREMENTS FOR FEDERAL JURISDICTION ARE NOT MET, STATE COURTS LOCATED IN BEXAR COUNTY, TEXAS) AND APPROPRIATE APPELLATE COURTS THEREFROM FOR THE RESOLUTION OF ANY DISPUTE, CONTROVERSY, OR CLAIM ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE, CONTROVERSY OR CLAIM MAY BE HEARD AND DETERMINED IN SUCH COURTS.  THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE, CONTROVERSY OR CLAIM BROUGHT IN ANY SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE, CONTROVERSY OR CLAIM.  EACH PARTY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

(c)                                  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 13.4(C) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT, THE ANCILLARY DOCUMENTS, AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY OR THEREBY.

Section 13.5                             Waivers.  Any failure by a Party to comply with any of its obligations, agreements or conditions herein contained may only be waived by the Party to whom such compliance is owed by a written instrument signed by such Party and expressly identified as a waiver, but not in any other manner.  No waiver of, consent to a change in, or any delay in timely exercising any rights arising from, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 13.6                             Assignment.  Prior to the Closing Date, no Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Parties (which consent may not be unreasonably withheld) and any assignment or delegation made without such written consent shall be void.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 13.7                             Entire Agreement.  This Agreement (including, for purposes of certainty, the Appendix, Exhibits and Schedules attached hereto), the Ancillary Documents to be executed hereunder, and the Confidentiality Agreement, as amended hereby, constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 13.8                             Amendment.  This Agreement may be amended or modified only by an agreement in writing executed by all Parties, their respective successors or permitted assigns and expressly identified as an amendment or modification hereto.

Section 13.9                             No Third-Party Beneficiaries.  Nothing in this Agreement shall entitle any Person, other than the Parties, to any claim, cause of action, remedy or right of any kind.

Section 13.10                      Construction.  The Parties acknowledge that (a) each Party has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby, (b) this Agreement is the result of arm’s-length negotiations from equal bargaining positions, and (c) the Parties and their respective legal counsel equally participated in the preparation and negotiation of this Agreement.  Any rule of construction that a contract be construed against the drafter shall not apply to the interpretation or construction of this Agreement.

Section 13.11                      Recording.  As soon as practicable after Closing, each Acquiring Party shall record the Conveyances and other assignments, if any, delivered at Closing in the appropriate counties as well as with all appropriate Governmental Bodies and provide the Transferring Party with copies of all such recorded or approved instruments.  In the event this Agreement is terminated by any Party pursuant to Section 10.1, each Transferring Party shall execute before a notary public and deliver to the Acquiring Party an original of a Memorandum, which each Acquiring Party shall be entitled to file of record in the appropriate public records following the Termination Date, as provided in Section 10.3(e).

Section 13.12                      Conspicuous.  THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE OR ENFORCEABLE, THE PROVISIONS IN THIS AGREEMENT IN BOLD-TYPE FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW.

Section 13.13                      Delivery of Records.  As soon as reasonably practicable after Closing, but in no event later than ten (10) Business Days following Closing, each Transferring Party, at the

Transferring Party’s cost and expense, shall deliver originals of the Records pertaining to the Exchange Assets transferred by the Transferring Party to the Acquiring Party.

Section 13.14                      Severability.  Should any provision of this Agreement be held by a court of law to be illegal, invalid or unenforceable, such provision shall be replaced by such provision as most closely reflects the intent of the invalid provision, and the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby.

Section 13.15                      Limitation of Indemnities.  The intent of the Parties is to have their indemnity and other agreements, if and to the extent they are subject to New Mexico’s anti-indemnity statutes, NMSA 1978, § 56-7-1 (2005) and NMSA 1978 § 56-7-2 (2003), enforced pursuant to their terms and limited only to the extent necessary to conform with and survive New Mexico’s anti-indemnity statutes (a) as in effect at the time of the Parties’ entry into this Agreement, and (b) as subsequently amended if it is determined by a court or arbitrator of competent jurisdiction that such statutes are applicable as subsequently amended.  Accordingly, the Parties agree that this Section 13.15 will only apply to the extent necessary to reform the indemnity and other agreements of the Parties that are subject to New Mexico’s anti-indemnity statutes so that the same will be enforceable pursuant to their terms and comply with and not be void as a result of the application of NMSA 1978, § 56-7-1 (2005) or NMSA 1978 § 56-7-2 (2003).  The Parties reaffirm their intent that this Agreement be governed by, and construed in accordance with, the Law chosen in Section 13.4 herein.  Nevertheless, to the extent, if at all, that any provision contained in this Agreement, including, without limitation, any exhibits to this Agreement, or in other related document requiring one Party to indemnify, hold harmless, insure, or defend another Party (including such other Party’s employees or agents) is found by a court or arbitrator of competent jurisdiction, or by all of the Parties, to be within the scope of NMSA 1978, § 56-7-1 (2005) or in any way subject to, or conditioned upon consistency with, the provisions of NMSA 1978, § 56-7-1 (2005) for its enforceability, then regardless of whether such provision makes reference to this or any other limitation provision, to the maximum extent allowed under applicable Law: (a) such provision shall not, and is not intended to, extend to Liabilities, claims, damages, losses or expenses, including attorneys’ fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligence, act or omission of the indemnitee or additional insured as the case may be, its officers, employees or agents, to the extent of the indemnitee’s or additional insured’s own negligence, act or omission, so long as this qualification is consistent with applicable New Mexico Law; (b) such provision shall be enforced only to the extent that the Liabilities, damages, losses or costs are caused by, or arise out of, the acts or omissions of the indemnitor or its officers, employees or agents; and (c) such provision shall be further or otherwise modified, if required, by, or to be consistent with (i) the provisions of NMSA 1978, § 56-7-1 (2005) as in effect at the time of the Parties’ entry into this Agreement, (ii) the provisions of NMSA 1978, § 56-7-1 (2005) as subsequently amended if it is determined by a court or arbitrator of competent jurisdiction that such statute is applicable as amended, and (iii) New Mexico appellate decisions interpreting NMSA 1978, § 56-7-1 (2005), including, without limitation, as amended, if it is determined by a court or arbitrator of competent jurisdiction that such statute is applicable as amended.  Further, with respect to (A) any agreement, covenant, or promise to indemnify another Party contained in this Agreement, any exhibits to this Agreement, or in any Ancillary Document (any such agreement, covenant, or promise to indemnify another Party hereinafter referred to, collectively, as “agreement” for purposes of the remainder of this Section 13.15), and (B) any provision in an insurance contract indemnity agreement naming a Person as an additional insured, or in an insurance contract or other contract requiring a waiver of rights of subrogation or otherwise having the effect of imposing a duty of indemnification on a primary insured party, contained in or required by this Agreement, including, without limitation, any exhibits, or any or related document (any such provision hereinafter referred to, collectively, as “provision” for purposes of the remainder of this Section 13.15), the Parties agree as follows: Notwithstanding any other term or condition of this Agreement or any agreement, to the extent, if at all, that any such agreement or provision is found by a court or arbitrator of competent jurisdiction, to be within the scope of NMSA 1978, § 56-7-2 (2003) or in any way subject to, or conditioned upon consistency with, the provisions of NMSA 1978, § 56-7-2 (2003) for its enforceability, then regardless of whether such agreement or provision makes reference to this or any other limitation provision, to the maximum extent allowed under applicable Law, (y) such agreement or provision shall not and does not, and is not intended to, directly or in effect, indemnify the indemnitee against loss or Liability for damages arising from: (i) the sole or concurrent negligence of the indemnitee or additional insured or the agents or employees of the indemnitee or additional insured, to the extent of the indemnitee’s or additional insured’s own negligence so long as this qualification is consistent with applicable New Mexico Law; (ii) the sole or concurrent negligence of an independent contractor who is directly responsible to the indemnitee or additional insured, to the extent of the indemnitee’s or additional insured’s own negligence so long as this qualification is consistent with applicable New Mexico Law; or (iii) an accident that occurs in operations carried on at the direction or under the supervision of the indemnitee or additional insured, an employee or representative of the indemnitee or additional insured or in accordance with methods and means specified by the indemnitee or additional insured or the employees or representatives of the indemnitee or additional insured; and (z) such agreement or provision shall be further or otherwise modified, if required, by, or to be consistent with (i) the provisions of NMSA 1978, § 56-7-2 (2003) as in effect at the time of the Parties’ entry into this Agreement, (ii) the provisions of NMSA 1978, § 56-7-2 (2003) as subsequently amended if it is determined by a court or arbitrator of competent jurisdiction that such statute is applicable as amended, and (iii) New Mexico appellate decisions interpreting NMSA 1978, § 56-7-2 (2003), including, without limitation, as amended if it is determined by a court or arbitrator of competent jurisdiction that such statute is applicable as amended.

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative as of the Execution Date.

RGR:

RIO GRANDE RESOURCES CORPORATION,
a Delaware corporation

By:	/s/ Amory E. Quinn
Name:	Amory E. Quinn
Title:	President

URI:

URANIUM RESOURCES, INC.,
a Delaware corporation

By:	/s/ Christopher M. Jones
Name:	Christopher M. Jones
Title:	President and Chief Executive Officer

URANCO:

URANCO, INC.,
a Delaware corporation

By:	/s/ Christopher M. Jones
Name:	Christopher M. Jones
Title:	President and Chief Executive Officer

[Signature Pages to Asset Exchange Agreement]

APPENDIX A

ATTACHED TO AND MADE A PART OF THAT CERTAIN
ASSET EXCHANGE AGREEMENT DATED SEPTEMBER 5, 2014, BY AND AMONG

RIO GRANDE RESOURCES CORPORATION, URANIUM RESOURCES, INC., AND URANCO, INC.

DEFINITIONS

“Acquiring Party” means, with respect to the Texas Assets, Uranco; and, with respect to the New Mexico Assets, RGR.

“Affiliate” means, with respect to any Person, any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in Preamble of this Agreement.

“Allocated Value” means, with respect to each Exchange Asset, the dollar amount that is allocated to such Exchange Asset on the Value Allocation Schedule.

“Ancillary Documents” has the meaning set forth in Section 5.2.

“Asset Taxes” means ad valorem, property, excise, sales, use, severance, production or similar Taxes (including any interest, fine, penalty or additions to Tax imposed by a Governmental Body in connection with such Taxes) based upon acquisition, operation or ownership of the Exchange Assets or the production of Minerals therefrom; but excluding, for the avoidance of doubt, income, business activity, capital gains or franchise Taxes.

“Assumed Obligations” has the meaning set forth Section 11.1.

“Business Day” means each calendar day except Saturdays, Sundays, and Federal holidays.

“Casualty Loss” means (i) any loss, damage or destruction of an Exchange Asset occurring during the period between the Execution Date and the Closing Date for any reason, including any act of God, fire, explosion, collision, earthquake, windstorm, tornado, flood or other casualty, but excluding any loss, damage or destruction as a result of depreciation, ordinary wear and tear and any change in condition of an Exchange Asset for production of Minerals through normal depletion, or (ii) any loss or damage resulting from any portion of an Exchange Asset being taken in condemnation or under right of eminent domain.

“Central Time” means the Central Time Zone of the United States of America.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et-seq., as amended.

“Closing” has the meaning set forth in Section 9.1.

Appendix A-1

“Closing Date” has the meaning set forth in Section 9.1.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Confidential Information” has the meaning set forth in the Confidentiality Agreement.

“Confidentiality Agreement” means that certain Confidentiality Agreement dated effective as of October 31, 2013, by and between the RGR and URI.

“Contract” means any Texas Contract or New Mexico Contract, as the context requires.

“Control” means the ability to direct the management and policies of a Person through ownership of voting shares or other equity rights, pursuant to a written agreement, or otherwise.  The terms “Controls” and “Controlled by” and other derivatives shall be construed accordingly.

“Conveyances” has the meaning set forth in Section 4.2.

“Current Tax Period” has the meaning set forth in Section 12.2.

“Damages” means the amount of any actual Liability, loss, cost, expense, claim, award or judgment incurred or suffered by any Person (to be indemnified under this Agreement) arising out of or resulting from the indemnified matter, whether attributable to personal injury or death, property damage, contract claims (including contractual indemnity claims), torts, or otherwise, including reasonable fees and expenses of attorneys, consultants, accountants or other agents and experts reasonably incident to matters indemnified against, and the reasonable costs of investigation and/or monitoring of such matters, and the reasonable costs of enforcement of the indemnity; provided, however, that the term “Damages” shall not include (i) loss of profits or other consequential damages suffered by the Party claiming indemnification, or any punitive damages (except as otherwise provided herein), or (ii) any Liability, loss, cost, expense, claim, award or judgment to the extent resulting from or to the extent increased by the actions or omissions of any indemnified Person after the Closing Date.

“Defensible Title” means title that is:

(i)                                     free from such reasonable doubt that a prudent Person engaged in the business of ownership, development and operation of producing uranium mining properties with knowledge of all of the facts and their legal bearing would be willing to accept the same; and

(ii)                                  free and clear of any and all Encumbrances, obligations, and defects, other than Permitted Encumbrances.

“Encumbrance” means a mortgage, pledge, hypothecation, lien, easement, right-of-way, encroachment, covenant, condition, right of re-entry, lease, license, assignment, option, claim or other encumbrance or charge, whether or not registered or registrable, but does not include a Permitted Encumbrance.

“Environmental Assessment” has the meaning set forth in Section 4.3.

Appendix A-2

“Environmental Condition” means: (a) any event or condition with respect to air, land, soil, surface, subsurface strata, surface water, ground water, or sediment that causes, or could reasonably be expected to cause, an Exchange Asset to become subject to, or its owner or operator to incur any Liability or be potentially liable for, any removal, remediation, or response action under, or not be in compliance with, any Environmental Law; or (b) any event or condition described in the preceding clause (a) that results, or could reasonably be expected to result, in any Liability to any Governmental Body for any removal, remediation, or response action, or to any other Person for injury to or death of any Person, Persons, or other living thing, or damage, loss, or destruction of property located on such Exchange Asset.

“Environmental Laws” means CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et-seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et-seq.; the Clean Air Act, 42 U.S.C. § 7401 et-seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et-seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et-seq.; the Endangered Species Act, 16 U.S.C. §§ 1531 to 1544; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et-seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and all similar Laws of any Governmental Body having jurisdiction over the property in question addressing pollution or protection of the environment, human health, natural resources or threatened, endangered or protected species, and all regulations implementing the foregoing that are applicable to the operation and maintenance of the Exchange Assets.

“Environmental Liabilities” means any and all environmental response costs (including costs of remediation), damages, natural resource damages, settlements, consulting fees, expenses, penalties, fines, orphan share, prejudgment and post-judgment interest, court costs, attorneys’ fees and other Liabilities incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Body or court of competent jurisdiction to the extent arising out of any violation of, or obligation under, any Environmental Law which are attributable to the ownership or operation of the Exchange Assets or (ii) pursuant to any claim or cause of action by any Governmental Body or any Person for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of any violation of, or any obligation under, any Environmental Laws which is attributable to the ownership or operation of the Exchange Assets.

“Exchange” has the meaning set forth in Section 2.1.

“Exchange Assets” has the meaning set forth in Section 2.1.

“Exchange Consideration” has the meaning set forth in Section 3.1.

“Exchange Properties” means the Texas Properties and the New Mexico Properties, or it may be used herein to refer to each individually, as the context requires.

“Excluded Assets” means (i) the Excluded Records, (ii) all of the Transferring Party’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks and logos, (iii) any part of the Exchange Assets excluded from the transactions contemplated hereunder

Appendix A-3

pursuant to the terms of this Agreement, (iv) all claims and causes of actions of the Transferring Party or any of its Affiliates arising under or with respect to any Exchange Asset (including the terms and provisions of any Lease or Contract) that are attributable to the time period before the Closing Date (including claims for adjustments or refunds, except to the extent that any such claims or causes of actions constitute, or become, Assumed Obligations), (v) all rights and interests of the Transferring Party or its Affiliates (a) under any policy or agreement of insurance or indemnity agreement, (b) under any bond and (c) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omission or events, or damage to or destruction of property prior to the Closing or matters for which the Transferring Party is otherwise required to provide indemnification to the Acquiring Party hereunder, and (vi) all claims of the Transferring Party for refunds of, rights to receive funds from any Governmental Body or loss carry forwards with respect to (a) production or any other Taxes attributable to the Exchange Assets for any period prior to the Closing or to the Transferring Party’s businesses generally, (b) income or franchise Taxes of the Transferring Party, or (c) any Taxes attributable to the Excluded Assets.

“Excluded Records” means (i) all corporate, financial and Tax data and records of the Transferring Party insofar as they relate to the Transferring Party’s business generally and are not required for the future ownership or operation of the Exchange Assets, (ii) any records to the extent transfer to the Acquiring Party requires the consent of, or a payment to, a Third Party other than an Affiliate of the Transferring Party; provided that the Transferring Party shall use commercially reasonable efforts to obtain such consent, (iii) computer software, (iv) all legal records and legal files of the Transferring Party (other than (a) title opinions, (b) Contracts, (c) records and files with respect to any previous litigation matters, and (d) instruments creating easements included as part of the Exchange Assets), (v) personnel records, (vi) records relating to the sale of the Exchange Assets, including bids received from and records of negotiations with any Third Party or Affiliate, and (vii) any records with respect to the Excluded Assets.

“Execution Date” has the meaning set forth in Preamble of this Agreement.

“Governmental Body” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, police, regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Hazardous Substances” means any pollutants, contaminants, toxic, radioactive or hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of liability under any Environmental Laws, including asbestos-containing materials (but excluding any Minerals or NORM).

“Indemnified Person” has the meaning set forth in Section 11.8(a).

“Indemnifying Person” has the meaning set forth in Section 11.8(a).

“Laws” means all Permits, statutes, rules, regulations, ordinances, orders, and codes of Governmental Bodies.

Appendix A-4

“Leases” means either the Texas Leases or the New Mexico Leases, as applicable.

“Liability” (and with the correlative meaning, “Liabilities”) means all losses, costs, expenses, obligations, damages, fines, fees, penalties, and other liabilities (or contingencies that have not yet become liabilities), whether absolute, accrued, matured, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

“Memorandum” has the meaning set forth in Section 10.3(e).

“Mineral Fee Tracts” has the meaning set forth in Section 2.3.

“Minerals” means all oil, gas and minerals of any kind or character, including, but not limited to, uranium and all other minerals mined or extracted primarily for values derived from their content of minerals, in the form of ores, mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, whether in dry or slurry state, concentrates, or products beneficiated, upgraded or refined further than concentrates, and whether occurring in intimate depositional relationship with uranium and recovered as secondary values during the mining, extraction, processing, or treatment of uranium.

“New Mexico Assets” has the meaning set forth in Section 2.3.

“New Mexico Contracts” has the meaning set forth in Section 2.3(d).

“New Mexico Leases” has the meaning set forth in Section 2.3(b).

“New Mexico Properties” has the meaning set forth in Section 2.3(b).

“NORM” means naturally occurring radioactive material.

“Noteholder” means Resource Capital Fund V, L.P., a Cayman Islands exempt limited partnership.

“Offer Notice” has the meaning set forth in Section 10.3.

“Party” and “Parties” have the meanings set forth in the Preamble of this Agreement.

“Permits” means any permits, licenses, approvals, certificates of authority, franchises, concessions, registrations, consents, or similar qualifications or authorizations issued, granted or given by or under the authority of, or filings with, any Governmental Body.

“Permitted Encumbrances” means any or all of the following:

(i)                                     this Agreement, the Leases, and the Contracts;

(ii)                                  consents to assignment that have been obtained, or will be obtained prior to Closing, from the appropriate Person(s) and preferential rights to purchase with respect to which written waivers are obtained prior to Closing from the appropriate Person(s) for the transactions contemplated by this Agreement and the Ancillary Documents;

Appendix A-5

(iii)                               liens for Taxes or assessments not yet delinquent;

(iv)                              materialmen’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by Law) and for which the Transferring Party is not in default;

(v)                                 all rights to consent by, required notices to, filings with, or other actions by Governmental Bodies in connection with the conveyance of the Exchange Assets or rights or interests therein if they are not required prior to, or are customarily obtained subsequent to, a conveyance in the region where the Exchange Assets are located;

(vi)                              easements, rights-of-way, covenants, servitudes, permits, surface leases and other rights in respect of surface operations which do not, individually or in the aggregate, prevent or materially adversely affect the use, ownership, development or operation of any Exchange Asset;

(vii)                           all rights reserved to or vested in any Governmental Body to control or regulate any of the Exchange Assets in any manner or to assess Tax with respect to the Exchange Assets, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, and all obligations and duties under all applicable Laws of any such Governmental Body or under any franchise, grant, license or permit issued by any Governmental Body; and

(viii)                        any Encumbrance on or affecting the Exchange Assets which is expressly waived in writing, bonded or paid by the Acquiring Party on or before Closing or which is discharged by the Transferring Party on or before Closing.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Body or any other entity.

“Property Costs” means (i) all operating and production expenses (including costs of insurance, rentals, shut-in payments and royalty payments, title examination and curative actions, Asset Taxes, and gathering, processing and transportation costs in respect of Minerals produced from the Exchange Properties) and capital expenditures (including bonuses, broker fees, and other acquisition costs, costs of drilling and completing Wells and costs of acquiring equipment) incurred and paid in the ownership and operation of the Exchange Assets in the ordinary course of business, (ii) general and administrative costs with respect to the Exchange Assets, and (iii) overhead costs charged to the Exchange Assets under any applicable operating agreement; but excluding, in each instance, the following:

(i)                                     claims, investigations, administrative proceedings, arbitration or litigation directly or indirectly arising out of or resulting from actual or claimed personal injury, illness or death, property damage, breach of contract (other than claims for payments owing under such contract in the ordinary course of business), improper calculation, reporting or payment of royalties, rights of action given under any statute or regulation, or violation of any Law, environmental damage or contamination, other torts, private rights of action given under any Law, or violation of any Law;

Appendix A-6

(ii)                                  obligations to plug and abandon any of the Wells located on the Exchange Properties or dismantle facilities and restore and reclaim premises where operations related to the Exchange Properties have been conducted;

(iii)                               Casualty Losses;

(iv)                              depletion, depreciation, amortization and other noncash accounting entries;

(v)                                 any costs associated with the Transferring Party’s obligations to obtain consents to assignment and waivers of preferential purchase rights pursuant to Section 4.4;

(vi)                              any claims for indemnification, contribution or reimbursement from any Third Party or Affiliates with respect to liabilities, losses, costs and expenses of the type described in preceding clauses (i) through (v), whether such claims are made pursuant to contract or otherwise; and

(vii)                           any costs incurred with respect to an indemnification obligation hereunder.

“Purchase Agreement” has the meaning set forth in Section 10.3.

“Records” means copies of any files, records, maps, information, and data, whether written or electronically stored, relating to the Exchange Assets, including: (i) land and title records (including title documents and warranties, abstracts of title, title opinions and memoranda, title curative documents and prospect files); (ii) contracts, electric logs, core data, pressure data, decline curves, graphical production curves, geological and mineral resource data (including all maps, logs and reports) and a non-exclusive license to all geophysical data owned by a Transferring Party or any of its Affiliates; (iii) correspondence; (iv) operations, production, accounting, lease and division order records; (v) production, facility and well records and data; and (vi) any other records, books and files relating to any of the Exchange Assets.

“Regardless of Fault” has the meaning set forth in Section 11.4.

“Representatives” means (i) partners, employees, personnel, officers, directors, members, equity owners and counsel of a Party or any of its Affiliates; or (ii) any consultant or agent retained by a Party or the parties listed in subsection (i) above.

“RGR” has the meaning set forth in the Preamble of this Agreement.

“RGR Group” means RGR, its Affiliates, and each of their respective officers, directors, employees, personnel, agents, advisors and other Representatives.

“RGR Required Consents” has the meaning set forth in Section 6.18.

“ROFR Commencement Date” has the meaning set forth in Section 10.3.

“Royalty Interest” has the meaning set forth in Section 2.3(b).

Appendix A-7

“SEC” has the meaning set forth in Section 7.8.

“SEC Documents” has the meaning set forth in Section 7.8.

“Surface Interests” means surface fee interests, easements, Permits, licenses, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use in connection with, the applicable Exchange Properties.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, election, estimated Tax filing, claim for refund or other document (including any attachments thereto and amendments thereof) filed with or submitted to, or required to be filed with or submitted to, any Governmental Body with respect to any Tax.

“Taxes” means all federal, state, local, and foreign income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer, or withholding taxes or other assessments, duties, fees or charges imposed by any Governmental Body, including any interest, penalties or additional amounts which may be imposed with respect thereto.

“Texas Assets” has the meaning set forth in Section 2.2.

“Texas Contracts” has the meaning set forth in Section 2.2(c).

“Texas Leases” has the meaning set forth in Section 2.2(a).

“Texas Properties” has the meaning set forth in Section 2.2(a).

“Third Party” means any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Third Party Claim” means any claim against any Indemnified Person by a Third Party.

“Transferring Party” means, with respect to the Texas Assets, RGR; and, with respect to the New Mexico Assets, Uranco.

“Uranco” has the meaning set forth in the Preamble of this Agreement.

“URI” has the meaning set forth in the Preamble of this Agreement.

“URI Group” means URI, Uranco, their respective Affiliates, and each of their respective officers, directors, employees, personnel, agents, advisors and other Representatives.

“URI Party” or “URI Parties” means URI and Uranco.

“URI Required Consent” has the meaning set forth in Section 5.18.

“Value Allocation Schedule” has the meaning set forth in Section 4.4(a).

“Wells” has the meaning set forth in Section 2.2.

Appendix A-8

RGR

SCHEDULES TO
ASSET EXCHANGE AGREEMENT

These Schedules and the information and disclosures contained herein are intended only to qualify and limit the representations, warranties and covenants of the Parties contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any such representations, warranties or covenants. With respect to representations, warranties or covenants set forth in the Agreement that are qualified by “materiality,” the items set forth in these Schedules as exceptions to such representations, warranties or covenants may be, individually or in the aggregate, “material”; provided, however, that the mere inclusion of any such item in these Schedules shall not be deemed to be an admission or representation or warranty that such item, individually or in the aggregate, is or is not “material”. No disclosure in these Schedules relating to any possible breach or violation of any law or a material agreement or possible conduct outside the ordinary course shall be construed as an admission or indication that any such breach or violation exists or has actually occurred or that any such conduct was outside the ordinary course. No Person shall use the fact that certain dollar amounts have been set forth in these Schedules in any dispute or controversy as to whether any obligation, item or matter not described herein or included in these Schedules is or is not material for purposes of the Agreement.

Matters set forth in these Schedules are not necessarily limited to matters required by the Agreement to be set forth herein. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature or impose any duty or obligation to disclose any information beyond what is required by the Agreement. In disclosing the information in these Schedules, the Parties expressly do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein.

To the extent cross-references are set forth in these Schedules, such cross-references are intended solely for convenience and are by no means intended as a statement of limitation as to where disclosure is relevant or appropriate. Any information set forth in one section of the these Schedules will be deemed to apply to each other section or subsection of the Agreement to the extent it would be reasonably apparent that the disclosure contained in such section should qualify such non-referenced representation or warranty without the necessity of repetitive disclosure or cross-reference. Headings have been inserted in these Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the Agreement.

Schedule 2.2(a)

Texas Leases

Lease No.	Lessor(s)	Lessee	Date	Volume	Page	County	Gross Acreage	Net Acreage
1	Holda Chapa Garcia	Rio Grande Resources Corporation	August 17, 2007	279	559	Brooks	2,161	432.20
2	Ismael Abraham Garcia	Rio Grande Resources Corporation	July 24, 2007	279	562	Brooks	2,161	432.20
3	Maricela C. Lopez	Rio Grande Resources Corporation	July 24, 2007	279	565	Brooks	2,161	432.20
4	Rosie G. Esparza; Onofre Gonzalez, Jr.; Esparci M. Reyes; and Virginia L. Trevino	Rio Grande Resources Corporation	May 30, 2008	289	455	Brooks	2,161	216.10
5	Ismael Abraham Garcia and Maricela Garcia Lopez; each dealing in their sole and separate property	Rio Grande Resources Corporation	June 30, 2008	290	367	Brooks	80	60.0000
6	Pablo Gonzalez and Victor Gonzalez	Rio Grande Resources Corporation	July 1, 2008	291	125	Brooks	80	20.00
7	Ismael Abraham Garcia and Maricela Garcia Lopez; each dealing in their sole and separate property	Rio Grande Resources Corporation	June 30, 2008	290	364	Brooks	240	180.00
8	Ismael Abraham Garcia and Maricela Garcia Lopez; each dealing in their sole and separate property	Rio Grande Resources Corporation	June 30, 2008	290	361	Brooks	120	105.00
9	Ismael Abraham Garcia and Maricela Garcia Lopez; each dealing in their sole and separate property	Rio Grande Resources Corporation	June 30, 2008	290	370	Brooks	220	88.00
10	Esparci M. Reyes; Rosie G. Esparza; Onofre J. Gonzalez, Jr.; and Virginia L. Trevino	Rio Grande Resources Corporation	September 15, 2008	292	779	Brooks	220	88.00
11	Holda Chapa Garcia	Rio Grande Resources Corporation	November 21, 2008	294	732	Brooks	220	44.00

Schedules (RGR)

2

Lease No.	Lessor(s)	Lessee	Date	Volume	Page	County	Gross Acreage	Net Acreage
12	Palo Blanco Ltd., a Texas limited partnership	Rio Grande Resources Corporation	December 15, 2008	295	304	Brooks	95.0	95.0
13	Byron Michael Burris and wife, Lucy W. Burris	Rio Grande Resources Corporation	October 3, 2007	864	462	Karnes	463.83	463.83
14	Johnny C. Fischer and wife, Sally Kotara Fischer	Rio Grande Resources Corporation	October 5, 2007	868	445	Karnes	114.6	114.6
15	Chris W. Lake	Rio Grande Resources Corporation	August 7, 2007	862	351	Karnes	171.8258	171.8258
16	Dalton Moczygemba, et ux. Georgia Moczygemba	Rio Grande Resources Corporation	July 31, 2007	862	354	Karnes	84.188	84.188
17	Regency FS, LP	Rio Grande Resources Corporation	August 30, 2007	863	171	Karnes	106.27	106.27
18	Billy C Whitfield and wife, Carolyn Whitfield, Trustees of the Whitfield Family Trust	Rio Grande Resources Corporation	October 22, 2007	864	794	Karnes	79.582	19.8955
19	David C. Zunker and wife, Margie Zunker	Rio Grande Resources Corporation	August 7, 2007	862	360	Karnes	201.38	201.38
20	Vincent L. Swierc, Jr.	Rio Grande Resources Corporation	June 26, 2008	879	379	Karnes	101.69	100.69
21	Monette Littlepage; Deborah McBride; Rodney Lewis Collins; Leslie Harris Collins, Jr.; Connie Collins Lanier; Bianca Butler; and Joseph Newton Orr; each party dealing with their sole and separate property	Rio Grande Resources Corporation	December 10, 2007	870	748	Karnes	1,049.76	1049.76
22	David J. House	Rio Grande Resources Corporation	July 20, 2007	96	391	Live Oak	491.33	368.4975
	Elmer M. House;			96	394
	Hugh Robert House			96	397
	Kathleen J. Luddeke, and husband Henry Luddeke			96	400

Schedules (RGR)

3

Lease No.	Lessor(s)	Lessee	Date	Volume	Page	County	Gross Acreage	Net Acreage
23	Eugene F. Dragon, and wife Susan K. Dragon	Rio Grande Resources Corporation	July 31, 2007	862	346	Karnes	138.36	138.36
24	Edwin William Steinmann a/k/a Edwin W. Steinmann; Doris Steinmann Reeves; Leonard Ray Steinmann a/k/a L. Ray Steinmann; and Hubert Ray Steinmann each dealing in their separate property	Rio Grande Resources Corporation	March 21, 2007	862	357	Karnes	404.7	404.7
25	Connard Barker	Rio Grande Resources Corporation	June 15, 2007	96	389	Bee Live Oak	312.77	78.1925
26	Steven Dale Novak, and wife, Shawn Novak	Rio Grande Resources Corporation	June 15, 2007	96	403	Bee Live Oak	312.77	234.5775
	Todd Schendel and wife, Bonnie Schendel			96	406
	Jo Ann Stewart			96	409
27	Rosalie Dziuk	Rio Grande Resources Corporation	June 28, 2007	862	349	Karnes	140.24	140.24
28	Redcrest Trust c/o JP Morgan Chase	Rio Grande Resources Corporation	October 9, 2006	866	95	Karnes	140	140
29	Barbara Klauer, Attorney-in-Fact for Genevieve Casseb Cattan	Rio Grande Resources Corporation	August 31, 2007	457	641	Duval	276.98	138.49
30	Elma P. Marsh	Rio Grande Resources Corporation	August 31, 2007	457	644	Duval	611.3	203.7667
31	Josie Angel Sellers Trust, Josie Angel Sellers, Trustee	Rio Grande Resources Corporation	August 31, 2007	457	647	Duval	611.3	50.9417
32	Barbara Donna Villarreal Trust, by Barbara Donna Villarreal, Trustee	Rio Grande Resources Corporation	August 31, 2007	458	777	Duval	611.3	50.9417
33	W. W. H. M. & H., INC.	Rio Grande Resources Corporation	October 15, 2007	460	59	Duval	702.71	351.3550
34	W. W. H. M. & H., INC.	Rio Grande Resources Corporation	October 15, 2007	460	57	Duval	148	74

Schedules (RGR)

4

Lease No.	Lessor(s)	Lessee	Date	Volume	Page	County	Gross Acreage	Net Acreage
35	W. W. H. M. & H., INC.	Rio Grande Resources Corporation	October 15, 2007	460	61	Duval	106.82	26.705
36	Amado N. Ramirez, a married man dealing in his sole and separate property	Rio Grande Resources Corporation	June 20, 2008	478	824	Duval	106.82	8.8981
37	Norma A. Lawrence; Mary Alice Eskridge; Carlos Benavides; and Louis Rene Benavides	Rio Grande Resources Corporation	July 2, 2008	479	559	Duval	106.82	8.8981
38	Debra T. Burch, Attorney-in-Fact for Evelina G. Tobin	Rio Grande Resources Corporation	July 14, 2008	483	183	Duval	106.82	8.8981
39	Elva G. Villarreal Moser	Rio Grande Resources Corporation	July 24, 2008	481	279	Duval	106.82	8.8981
40	W. W. H. M. & H., INC.	Rio Grande Resources Corporation	October 15, 2007	460	63	Duval	106.81	5.341
41	Lydia Yzaguirre Almaraz; Israel Yzaguirre; Kevin B. Yzaguirre; Noe C. Yzaguirre; and Paul D. Yzaguirre, each party dealing in their sole and separate property; Israel Yzaguirre, Attorney-in-Fact for Beverly K. Pullin; and Paul D. Yzaguirre, Attorney-in-Fact for Eva Norma Yzaguirre Hayes	Rio Grande Resources Corporation	March 15, 2008	471	323	Duval	234.81	234.81
42	Luis Felipe Garcia, Jr.	Rio Grande Resources Corporation	May 2, 2008	474	404	Duval	563.426	535.266
43	Norma A. Lawrence; Mary Alice Eskridge; Carlos Benavides; and Louis Rene Benavides	Rio Grande Resources Corporation	July 2, 2008	479	563	Duval	123.93	123.93

Schedules (RGR)

5

Lease No.	Lessor(s)	Lessee	Date	Volume	Page	County	Gross Acreage	Net Acreage
44	R. Michael Casseb, Paul Casseb, Jr. and Carol Ann Anderson, Independent Executors of the Estate of Paul E. Casseb	Rio Grande Resources Corporation	November 8, 2007	462	661	Duval	144.91	57.964
45	W. W. H. M. & H., INC.	Rio Grande Resources Corporation	October 15, 2007	460	55	Duval	144.91	43.4730
46	Hector David Cavazos	Rio Grande Resources Corporation	October 25, 2007	467	164	Duval	80	80
47	Oscar Cavazos, Jr.	Rio Grande Resources Corporation	November 6, 2007	461	767	Duval	81.69	81.69
48	Aida N. Rodriguez	Rio Grande Resources Corporation	November 1, 2007	461	357	Duval	81.69	81.69

Schedule 2.2(b)

Wells

None.

Schedule 2.2(c)

Texas Contracts

None.

Schedule 2.2(d)

Surface Interests

None.

Schedule 6.1

RGR Personnel with Actual Knowledge

1.  Mike Russell

2.  Amory Quinn

3.  Kevin Raabe

4.  Brenda Hughes

5.  Arelene Jurgaitis

Schedules (RGR)

6

Schedule 6.7

Consents and Preferential Purchase Rights

RIO GRANDE RESOURCES CORPORATION

Consents to Assign

Lease No.	County	Acres	Lessor’s Required to Execute Consent Letters	Address
TX-047-01-000010-004	Brooks	2161 ac	Esparci M. Reyes	13834 Brook Hollow
San Antonio, TX 78232

TX-047-01-000010-005	Brooks		Rosie G. Esparza	3023 Tawny Oak
San Antonio, TX 78230

TX-047-01-000010-006	Brooks		Onofre J. Gonzalez, Jr.	4302 Wood Valley
Houston, TX 77096

TX-047-01-000010-007	Brooks		A. J. Trevino, Independent Executor of the	8580 Woodway Drive #2119
			Estate of Virginia L. Trevino, Deceased	Houston, TX 77063

TX-047-18-000041-003	Brooks	220 ac	Esparci M. Reyes	13834 Brook Hollow
San Antonio, TX 78232

TX-047-18-000041-004	Brooks		Rosie G. Esparza	3023 Tawny Oak
San Antonio, TX 78230

TX-047-18-000041-005	Brooks		Onofre J. Gonzalez, Jr.	4302 Wood Valley
Houston, TX 77096

TX-047-18-000041-006	Brooks		A. J. Trevino, Independent Executor of the	8580 Woodway Drive #2119
			Estate of Virginia L. Trevino, Deceased	Houston, TX 77063

TX-047-18-000044-000	Brooks	95 ac	Palo Blanco, Ltd., a Texas Limited Partnership c/o Laurence D. Miller, III	P.O.Box 49130 Austin, TX 78765-9130

All of the above leases indicate all notices also need to be provided to:

Frank Armstrong, Esquire, 802 N. Carancahua #650, Corpus Christi, TX 78470

Schedule 6.11

Contracts

None.

Schedule 6.12

Wells

None.

Schedules (RGR)

7

Schedule 6.13

Environmental Matters

None.

Schedule 6.14

RGR Required Consents

None.

Schedule 6.16

Permits

None.

Schedule 6.19

Payments for Production

None.

Schedule 6.20

Royalty and Other Interests

All royalty interests payable pursuant to the Texas Leases are described within the Texas Leases cited in Schedule 2.2(a) of this Agreement.

Schedule 7.5

Bonds, Letters of Credit and Guaranties

None.

Schedules (RGR)

8

URI PARTIES

SCHEDULES TO
ASSET EXCHANGE AGREEMENT

These Schedules and the information and disclosures contained herein are intended only to qualify and limit the representations, warranties and covenants of the Parties contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any such representations, warranties or covenants. With respect to representations, warranties or covenants set forth in the Agreement that are qualified by “materiality,” the items set forth in these Schedules as exceptions to such representations, warranties or covenants may be, individually or in the aggregate, “material”; provided, however, that the mere inclusion of any such item in these Schedules shall not be deemed to be an admission or representation or warranty that such item, individually or in the aggregate, is or is not “material”. No disclosure in these Schedules relating to any possible breach or violation of any law or a material agreement or possible conduct outside the ordinary course shall be construed as an admission or indication that any such breach or violation exists or has actually occurred or that any such conduct was outside the ordinary course. No Person shall use the fact that certain dollar amounts have been set forth in these Schedules in any dispute or controversy as to whether any obligation, item or matter not described herein or included in these Schedules is or is not material for purposes of the Agreement.

Matters set forth in these Schedules are not necessarily limited to matters required by the Agreement to be set forth herein. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature or impose any duty or obligation to disclose any information beyond what is required by the Agreement. In disclosing the information in these Schedules, the Parties expressly do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein.

To the extent cross-references are set forth in these Schedules, such cross-references are intended solely for convenience and are by no means intended as a statement of limitation as to where disclosure is relevant or appropriate. Any information set forth in one section of the these Schedules will be deemed to apply to each other section or subsection of the Agreement to the extent it would be reasonably apparent that the disclosure contained in such section should qualify such non-referenced representation or warranty without the necessity of repetitive disclosure or cross-reference. Headings have been inserted in these Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the Agreement.

Schedules (URI Parties)

1

Schedule 2.3
New Mexico Assets

(a)                                 Mineral Fee Tracts

The following property as reflected in that certain Deed from Santa Fe Pacific Gold Corporation to Uranco Inc., dated March 21, 1997 and recorded in Book 11, Page 676 of the real property records of McKinley County, New Mexico:

Township 13 North, Range 8 West, NMPM, McKinley County, New Mexico

Section 13:                                   Lots 1-4, W/2 NE, W/2 SE, W/2, all totaling approximately 645.36 acres

Section 15:                                   ALL, totaling 640.00 acres

(b)                                 Royalty Interests

The royalty interest conveyed to Uranco under that certain Royalty Deed from Santa Fe Pacific Gold Corporation, dated March 21, 1997, and recorded in Book 6, Page 3143 of the real property records of Cibola County, New Mexico in and to the following property:

Township 13 North, Range 8 West, NMPM, Cibola County, New Mexico

Section 25:                                 Lot 5, Lot 6, Lot 8, Lot 9, Lot 10

E/2 NE/4, all totaling approximately 234.52 acres

(c)                                  Wells

None

(d)                                 New Mexico Contracts

1.                                      Deed from Santa Fe Pacific Gold Corporation to Uranco Inc., dated March 21, 1997 and recorded in Book 11, Page 676 of the real property records of McKinley County, New Mexico

2.                                      Royalty Deed from Santa Fe Pacific Gold Corporation, dated March 21, 1997, and recorded in Book 6, Page 3143 of the real property records of Cibola County, New Mexico

3.                                      Agreement, dated July 31, 1979, by and between Fernandez Company, Ltd. and Santa Fe Pacific Railroad Company, as amended

(e)                                  Surface Interests

1.                                      Agreement, dated July 31, 1979, by and between Fernandez Company, Ltd. and Santa Fe Pacific Railroad Company, as amended

Schedules (URI Parties)

2

Schedule 5.1
Knowledge of URI Parties

Christopher Jones

Jeffrey Vigil

Mark Pelizza

Ted Wilton

Dain McCoig

John Lawrence

Schedule 5.7
Consents and Preferential Purchase Rights — New Mexico Assets

See Schedule 5.14

Schedule 5.11
Contracts — New Mexico Assets

(c)                                  None

(d)                                 See Schedule 5.20(B)

Schedule 5.12
Wells — New Mexico Properties

None

Schedule 5.13
Environmental Matters — New Mexico Assets

None

Schedule 5.14
Consents, Approvals or Waivers — URI Parties

A.                                    Consents of the Boards of Directors of each of the URI Parties on or before execution of the Agreement

B.                                    Consent of Noteholder, pursuant to:

1.                                      that certain Loan Agreement, dated November 13, 2013, among URI, Uranco, those other subsidiaries of URI from time to time party thereto, and Noteholder, as amended, on or before execution of the Agreement

2.                                      that certain Line of Credit Mortgage, Security Agreement, Assignment of Production, Rents and Leasehold Interests, Fixture Filing and Financing Statement entered into by Uranco in favor of Noteholder, which will be amended with Noteholder’s consent prior to Closing to release the New Mexico Assets

Schedules (URI Parties)

3

Schedule 5.16
Permits — New Mexico Assets

None

Schedule 5.19
Payments for Production — New Mexico Assets

See Schedule 5.20(B)

Schedule 5.20
Leases, Royalties and Mineral Fee Tracts — New Mexico Assets

A.                                    New Mexico Leases

None

B.                                    Royalties on New Mexico Properties

1% royalty and certain surface use payments to Fernandez Company, Ltd. or its successor in interest pursuant to that certain Agreement, dated July 31, 1979, by and between Fernandez Company, Ltd. and Santa Fe Pacific Railroad Company, as amended

Schedule 7.5
Bonds, Letters of Credit and Guarantees

A.                                    New Mexico Assets

None

Schedules (URI Parties)

4

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

EXHIBIT A

FORM OF ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTIES OF BEE, BROOKS, §
DUVAL, KARNES, AND LIVE OAK	§

This Assignment and Bill of Sale (this “Assignment”), effective as of 7:00 a.m. Central Time on October     , 2014 (the “Effective Time”), is by and between RIO GRANDE RESOURCES CORPORATION, a Delaware corporation (“Assignor”) and URANCO, INC., a Delaware corporation (“Assignee”).

Assignor, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN and DELIVER unto Assignee, all of Assignor’s right, title, and interest in and to the following (collectively, the “Assets”), except to the extent constituting Excluded Assets, as hereinafter defined, subject to the terms and provisions of this Assignment:

(a)                                 the leases described on Exhibit A (the “Leases”), in each case, together with all other rights in the lands covered by the Leases, subject to the depth limitations and other restrictions that may be set forth in the Leases (the lands covered by the Leases shall herein be referred to as the “Properties”);

(b)                                 any and all in situ mining, water, carbon dioxide, injection, and other wells (“Wells”) used or held for use in connection with the development of the Leases and located on the lands covered by the Leases, whether producing, shut-in or temporarily abandoned, including all rights, title and interests in the Wells;

(c)                                  all contracts, agreements and instruments to the extent applicable to the Properties or the production of Minerals (as defined below) from the Properties, including, but not limited to, those described on Exhibit B (the “Contracts”);

(d)                                 all surface fee interests, easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use in connection with, the Properties, including, but not limited to, those described on Exhibit C (the “Surface Interests”);

(e)                                  to the extent granted by the Leases, all oil, gas and minerals of any kind or character, including, but not limited to, uranium and all other minerals mined or extracted primarily for values derived from their content of minerals, in the form of ores, mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, whether in dry or slurry state, concentrates, or products beneficiated, upgraded or refined further than concentrates, and whether occurring in intimate depositional relationship with uranium and recovered as secondary values during the mining, extraction, processing, or treatment of uranium (“Minerals”), produced from or attributable to the Properties at and after the Effective Time;

(f)                                   all rights to receive refunds or payments of any nature, and all amounts of money relating thereto, whether before, on or after the Effective Time, but only to the extent relating to the Assumed Obligations assumed by the URI Parties pursuant to the Asset Exchange Agreement (as defined below);

(g)                                  all files, records, maps, information, and data, whether written or electronically stored, relating to the Assets, including: (i) land and title records (including title documents and warranties,

Exhibit A-1

abstracts of title, title opinions and memoranda, title curative documents and prospect files); (ii) contracts, electric logs, core data, pressure data, decline curves, graphical production curves, geological and mineral resource data (including all maps, logs and reports) and a non-exclusive license to all geophysical data owned by Assignor; (iii) correspondence; (iv) operations, production, accounting, lease and division order records; (v) production, facility and well records and data; and (vi) any other records, books and files relating to any of the Assets (collectively, the “Records”); and

(h)                                 any other rights, titles and interests used or held by Assignor in connection with the ownership, use and operation of the Properties.

Notwithstanding the foregoing, the Assets shall not include, and there is hereby excepted, reserved to Assignor and excluded from the sale, transfer and assignment contemplated hereby the following excluded properties, rights, and interests (collectively, the “Excluded Assets”):

(a)                                 (i) all corporate, financial and tax data and records of Assignor insofar as they relate to Assignor’s business generally and are not required for the future ownership or operation of the Assets, (ii) any records to the extent transfer to Assignee requires the consent of, or a payment to, a Third Party other than an Affiliate of Assignor; (iii) computer software, (iv) all legal records and legal files of Assignor (other than (a) title opinions, (b) Contracts, (c) records and files with respect to any previous litigation matters, and (d) instruments creating easements included as part of the Assets), (v) personnel records, (vi) records relating to the sale of the Assets, including bids received from and records of negotiations with any Third Party or Affiliate, and (vii) any Records with respect to the other Excluded Assets;

(b)                                 all of Assignor’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks and logos;

(c)                                  all claims and causes of actions of Assignor arising under or with respect to any Asset (including the terms and provisions of any Lease or Contract) that are attributable to the time period before the Effective Time (including claims for adjustments or refunds, except to the extent that any such claims or causes of actions constitute, or become, Assumed Obligations of the URI Parties pursuant to the Asset Exchange Agreement (as defined below));

(d)                                 all rights and interests of Assignor or its Affiliates (i) under any policy or agreement of insurance or indemnity agreement, (ii) under any bond and (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omission or events, or damage to or destruction of property prior to the Effective Time or matters for which Assignor is otherwise required to provide indemnification to Assignee pursuant to the Asset Exchange Agreement (as defined below); and

(e)                                  all claims of Assignor for refunds of, rights to receive funds from any Governmental Body or loss carry forwards with respect to (i) production or any other Taxes attributable to the Assets for any period prior to the Closing or to Assignor’s businesses generally, (ii) income or franchise Taxes of Assignor, or (iii) any Taxes attributable to any of the Excluded Assets.

TO HAVE AND TO HOLD all and singular the Assets unto Assignee and its successors and assigns forever, subject to the following:

1.                                      This Assignment is subject to that certain Asset Exchange Agreement dated September 5, 2014, by and among Assignor, Assignee, and Uranium Resources, Inc. (the “Asset Exchange Agreement”), and nothing in this Assignment shall operate to limit, release, or impair any of Assignor’s or Assignee’s respective rights, obligations, remedies, or indemnities in the Asset Exchange Agreement.  Capitalized terms used in this Assignment shall have the meanings prescribed in this Assignment where such capitalized terms are defined; provided, however, that capitalized terms used in this Assignment and not otherwise defined shall

Exhibit A-2

have the meanings given to such terms in the Asset Exchange Agreement.  Each defined term shall be equally applicable both to the singular and the plural forms of the term so defined.

2.                                      Assignor hereby agrees to warrant and defend title to the Assets unto Assignee and its successors and assigns forever against every person whomsoever lawfully claiming or to claim the same or any part of the same by, through, or under Assignor, but not otherwise, subject to the terms and conditions of the Asset Exchange Agreement, the Leases, the Surface Interests, the Contracts, and the Permitted Encumbrances.

3.                                      ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY OF ITS REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ASSIGNEE OR ANY OF ITS AFFILIATES BY ASSIGNOR, ITS AFFILIATES OR ANY OF THEIR REPRESENTATIVES).  ASSIGNOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, ORAL OR WRITTEN, AS TO (i) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, OR ANY TECHNICAL REPORT, RELATING TO THE ASSETS, (ii) THE QUANTITY, QUALITY OR RECOVERABILITY OF MINERALS IN OR FROM THE PROPERTIES, (iii) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY OR FROM THE ASSETS, (iv) THE PRODUCTION OF MINERALS FROM THE PROPERTIES, OR WHETHER PRODUCTION HAS OCCURRED OR BEEN CONTINUOUS OR ECONOMICAL, (v) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS OR (vi) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO ASSIGNEE OR ANY OF ITS REPRESENTATIVES IN CONNECTION WITH THIS TRANSACTION OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY ASSIGNOR AND ASSIGNEE THAT, ASSIGNEE IS HEREBY ACQUIRING THE ASSETS IN THEIR PRESENT STATUS, CONDITION (INCLUDING THEIR CURRENT ENVIRONMENTAL CONDITION), AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS, AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AND ENVIRONMENTAL ASSESSMENTS OF THE ASSETS AS ASSIGNEE DEEMS APPROPRIATE.  ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAWS (INCLUDING ENVIRONMENTAL LAWS AND LAWS RELATING TO THE PROTECTION OF NATURAL RESOURCES, HEALTH, SAFETY OR THE ENVIRONMENT) TO BE EFFECTIVE, THE DISCLAIMERS OF THE WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR ALL PURPOSES.  ASSIGNEE ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE ASSETS CAN CONTAIN NATURALLY OCCURRING RADIOACTIVE MATERIAL (“NORM”).  SCALE FORMATION OR SLUDGE DEPOSITS CAN CONCENTRATE LOW LEVELS OF NORM ON THE ASSETS.  THE ASSETS SUBJECT TO THIS ASSIGNMENT MAY HAVE LEVELS OF NORM ABOVE BACKGROUND LEVELS, AND A HEALTH HAZARD MAY EXIST IN CONNECTION WITH THE ASSETS BY REASON THEREOF, THEREFORE, ASSIGNEE MAY NEED TO AND SHALL FOLLOW SAFETY PROCEDURES WHEN HANDLING THE ASSETS.

Exhibit A-3

4.                                      The captions in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

5.                                      This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

6.                                      This Assignment may be executed in multiple counterparts.  If counterparts of this Assignment are executed, the signature pages from each counterpart may be combined into one composite instrument for all purposes.  All counterparts together shall constitute only one Assignment, but each counterpart shall be considered an original.

7.                                      In addition to filing this Assignment of record in the applicable county and state, the parties hereto shall execute and file with the appropriate authorities, whether federal, state or local, all forms or instruments required by applicable law to effectuate the conveyance contemplated hereby.  Said instruments shall be deemed to contain all of the exceptions, reservations, rights, titles and privileges set forth herein as fully as though the same were set forth in each such instrument.  The interests conveyed by such separate assignments are the same, and not in addition to, the Assets conveyed herein.

8.                                      Exhibits referred to herein are hereby incorporated in and made a part of this Assignment for all purposes by such reference.

[Signatures & Acknowledgments Follow on Next Page]

Exhibit A-4

IN WITNESS WHEREOF, this instrument is executed by the parties on the date of their respective acknowledgements below, but shall be effective for all purposes as of the Effective Time.

ASSIGNOR:	ASSIGNEE:

RIO GRANDE RESOURCES CORPORATION,	URANCO, INC.,
a Delaware corporation	a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

STATE OF		§
§
COUNTY OF	§

BEFORE ME, the undersigned authority, on this day personally appeared                                             ,                                    of RIO GRANDE RESOURCES CORPORATION, a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed and in the capacity therein stated as the act and deed of said corporation.

GIVEN UNDER MY HAND AND OFFICIAL SEAL OF OFFICE on this            day of                       , 2014.

MY COMMISSION EXPIRES:
Notary Public
Printed Name of Notary Public:
STATE OF	§
§
COUNTY OF		§

BEFORE ME, the undersigned authority, on this day personally appeared                                           ,                                                      of URANCO, INC., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed and in the capacity therein stated as the act and deed of said corporation.

GIVEN UNDER MY HAND AND OFFICIAL SEAL OF OFFICE on this                day of                 , 2014.

MY COMMISSION EXPIRES:
Notary Public
Printed Name of Notary Public:

Exhibit A-5

EXHIBIT B
FORM OF SPECIAL WARRANTY DEED

Uranco, Inc., a Delaware corporation, for consideration paid, grants to Rio Grande Resources Corporation, a Delaware corporation, whose address is 1350 County Road 240,              Hobson, Texas 78117, the property located in                  County New Mexico and described in Exhibit “A” attached hereto subject only to those matters described on Exhibit “B” attached hereto with special warranty covenants.

Dated:

URANCO, INC.,
A Delaware corporation

By:
Name:
Title:

Acknowledgment

State of	)

) ss.
County of	)

This instrument was acknowledged before me on                                 , by                                    as                                      of Uranco, Inc., on behalf of said corporation.

Notary Public
My commission expires:

Exhibit B-1

Exhibit A [TO EXHIBIT B]

Legal Description

Exhibit B-2

Exhibit B [TO EXHIBIT B]

Title Exceptions

Exhibit B-3

EXHIBIT C

FORM OF ASSIGNMENT AND BILL OF SALE

STATE OF NEW MEXICO	§
	§	KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTIES OF MCKINLEY	§
AND CIBOLA	§

This Assignment and Bill of Sale (this “Assignment”), effective as of 7:00 a.m. Central Time on October     , 2014 (the “Effective Time”), is by and between URANCO, INC., a Delaware corporation (“Assignor”) and RIO GRANDE RESOURCES CORPORATION, a Delaware corporation (“Assignee”).

Assignor, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN and DELIVER unto Assignee, all of Assignor’s right, title, and interest in and to the following (collectively, the “Assets”), except to the extent constituting Excluded Assets, as hereinafter defined, subject to the terms and provisions of this Assignment:

(i)                                     any and all in situ mining, water, carbon dioxide, injection, and other wells (“Wells”) used or held for use in connection with the development of the lands described on Exhibit A (the “Properties”) and located on the Properties, whether producing, shut-in or temporarily abandoned, including all rights, title and interests in the Wells;

(j)                                    all contracts, agreements and instruments to the extent applicable to the Properties or the production of Minerals from the Properties, including, but not limited to, those described on Exhibit B (the “Contracts”);

(k)                                 all surface fee interests, easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use in connection with, the Properties, including, but not limited to, those described on Exhibit C (the “Surface Interests”);

(l)                                     all oil, gas and minerals (excluding coal with respect to the Mineral Fee Tracts) of any kind or character, including, but not limited to, uranium and all other minerals mined or extracted primarily for values derived from their content of minerals, in the form of ores, mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, whether in dry or slurry state, concentrates, or products beneficiated, upgraded or refined further than concentrates, and whether occurring in intimate depositional relationship with uranium and recovered as secondary values during the mining, extraction, processing, or treatment of uranium (“Minerals”), produced from or attributable to the Properties at and after the Effective Time;

(m)                             all rights to receive refunds or payments of any nature, and all amounts of money relating thereto, whether before, on or after the Effective Time, but only to the extent relating to the Assumed Obligations assumed by Assignee pursuant to the Asset Exchange Agreement (as defined below);

(n)                                 all files, records, maps, information, and data, whether written or electronically stored, relating to the Assets, including: (i) land and title records (including title documents and warranties, abstracts of title, title opinions and memoranda, title curative documents and prospect files); (ii) contracts, electric logs, core data, pressure data, decline curves, graphical production curves, geological and mineral resource data (including all maps, logs and reports) and a non-exclusive license to all geophysical data owned by Assignor; (iii) correspondence; (iv) operations, production, accounting, lease and division order records; (v) production, facility and well records and data; and (vi) any other records, books and files relating to any of the Assets (collectively, the “Records”); and

(o)                                 any other rights, titles and interests used or held by Assignor in connection with the ownership, use and operation of the Properties.

Exhibit C-1

Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved to Assignor and excluded from the sale, transfer and assignment contemplated hereby the following excluded properties, rights, and interests (collectively, the “Excluded Assets”):

(a)                                 (i) all corporate, financial and tax data and records of Assignor insofar as they relate to Assignor’s business generally and are not required for the future ownership or operation of the Assets, (ii) any records to the extent transfer to Assignee requires the consent of, or a payment to, a Third Party other than an Affiliate of Assignor; (iii) computer software, (iv) all legal records and legal files of Assignor (other than (a) title opinions, (b) Contracts, (c) records and files with respect to any previous litigation matters, and (d) instruments creating easements included as part of the Assets), (v) personnel records, (vi) records relating to the sale of the Assets, including bids received from and records of negotiations with any Third Party or Affiliate, and (vii) any Records with respect to the other Excluded Assets;

(b)                                 all of Assignor’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks and logos;

(c)                                  all claims and causes of actions of Assignor arising under or with respect to any Asset (including the terms and provisions of any Lease or Contract) that are attributable to the time period before the Effective Time (including claims for adjustments or refunds, except to the extent that any such claims or causes of actions constitute, or become, Assumed Obligations of the Assignee pursuant to the Asset Exchange Agreement (as defined below));

(d)                                 all rights and interests of Assignor or its Affiliates (i) under any policy or agreement of insurance or indemnity agreement, (ii) under any bond and (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omission or events, or damage to or destruction of property prior to the Effective Time or matters for which Assignor is otherwise required to provide indemnification to Assignee pursuant to the Asset Exchange Agreement (as defined below); and

(e)                                  all claims of Assignor for refunds of, rights to receive funds from any Governmental Body or loss carry forwards with respect to (i) production or any other Taxes attributable to the Assets for any period prior to the Closing or to Assignor’s businesses generally, (ii) income or franchise Taxes of Assignor, or (iii) any Taxes attributable to any of the Excluded Assets.

TO HAVE AND TO HOLD all and singular the Assets unto Assignee and its successors and assigns forever, subject to the following:

9.                                      This Assignment is subject to that certain Asset Exchange Agreement dated September 5, 2014, by and among Assignor, Assignee, and Uranium Resources, Inc. (the “Asset Exchange Agreement”), and nothing in this Assignment shall operate to limit, release, or impair any of Assignor’s or Assignee’s respective rights, obligations, remedies, or indemnities in the Asset Exchange Agreement.  Capitalized terms used in this Assignment shall have the meanings prescribed in this Assignment where such capitalized terms are defined; provided, however, that capitalized terms used in this Assignment and not otherwise defined shall have the meanings given to such terms in the Asset Exchange Agreement.  Each defined term shall be equally applicable both to the singular and the plural forms of the term so defined.

10.                               Assignor hereby agrees to warrant and defend title to the Assets unto Assignee and its successors and assigns forever against every person whomsoever lawfully claiming or to claim the same or any part of the same by, through, or under Assignor, but not otherwise, subject to the terms and conditions of the Asset Exchange Agreement, the Surface Interests, the Contracts, and the Permitted Encumbrances.

11.                               ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN

Exhibit C-2

WRITING) TO ASSIGNEE OR ANY OF ITS REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ASSIGNEE OR ANY OF ITS AFFILIATES BY ASSIGNOR, ITS AFFILIATES OR ANY OF THEIR REPRESENTATIVES).  ASSIGNOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, ORAL OR WRITTEN, AS TO (i) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, OR ANY TECHNICAL REPORT, RELATING TO THE ASSETS, (ii) THE QUANTITY, QUALITY OR RECOVERABILITY OF MINERALS IN OR FROM THE PROPERTIES, (iii) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY OR FROM THE ASSETS, (iv) THE PRODUCTION OF MINERALS FROM THE PROPERTIES, OR WHETHER PRODUCTION HAS OCCURRED OR BEEN CONTINUOUS OR ECONOMICAL, (v) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS OR (vi) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO ASSIGNEE OR ANY OF ITS REPRESENTATIVES IN CONNECTION WITH THIS TRANSACTION OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY ASSIGNOR AND ASSIGNEE THAT, ASSIGNEE IS HEREBY ACQUIRING THE ASSETS IN THEIR PRESENT STATUS, CONDITION (INCLUDING THEIR CURRENT ENVIRONMENTAL CONDITION), AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS, AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AND ENVIRONMENTAL ASSESSMENTS OF THE ASSETS AS ASSIGNEE DEEMS APPROPRIATE.  ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAWS (INCLUDING ENVIRONMENTAL LAWS AND LAWS RELATING TO THE PROTECTION OF NATURAL RESOURCES, HEALTH, SAFETY OR THE ENVIRONMENT) TO BE EFFECTIVE, THE DISCLAIMERS OF THE WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR ALL PURPOSES.  ASSIGNEE ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE ASSETS CAN CONTAIN NATURALLY OCCURRING RADIOACTIVE MATERIAL (“NORM”).  SCALE FORMATION OR SLUDGE DEPOSITS CAN CONCENTRATE LOW LEVELS OF NORM ON THE ASSETS.  THE ASSETS SUBJECT TO THIS ASSIGNMENT MAY HAVE LEVELS OF NORM ABOVE BACKGROUND LEVELS, AND A HEALTH HAZARD MAY EXIST IN CONNECTION WITH THE ASSETS BY REASON THEREOF, THEREFORE, ASSIGNEE MAY NEED TO AND SHALL FOLLOW SAFETY PROCEDURES WHEN HANDLING THE ASSETS.

12.                               The captions in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

13.                               This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

14.                               This Assignment may be executed in multiple counterparts.  If counterparts of this Assignment are executed, the signature pages from each counterpart may be combined into one composite instrument for all purposes.  All counterparts together shall constitute only one Assignment, but each counterpart shall be considered an original.

Exhibit C-3

15.                               In addition to filing this Assignment of record in the applicable county and state, the parties hereto shall execute and file with the appropriate authorities, whether federal, state or local, all forms or instruments required by applicable law to effectuate the conveyance contemplated hereby.  Said instruments shall be deemed to contain all of the exceptions, reservations, rights, titles and privileges set forth herein as fully as though the same were set forth in each such instrument.  The interests conveyed by such separate assignments are the same, and not in addition to, the Assets conveyed herein.

16.                               Exhibits referred to herein are hereby incorporated in and made a part of this Assignment for all purposes by such reference.

[Signatures & Acknowledgments Follow on Next Page]

Exhibit C-4

IN WITNESS WHEREOF, this instrument is executed by the parties on the date of their respective acknowledgements below, but shall be effective for all purposes as of the Effective Time.

ASSIGNOR:	ASSIGNEE:

URANCO, INC.,	RIO GRANDE RESOURCES CORPORATION
a Delaware corporation	a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

State of	)
) ss.
County of	)

This instrument was acknowledged before me on                                 , by                                    as                                      of Uranco, Inc., on behalf of said corporation.

Notary Public
My commission expires:

State of	)
) ss.
County of	)

This instrument was acknowledged before me on                                 , by                                    as                                      of Rio Grande Resources Corporation, on behalf of said corporation.

Notary Public
My commission expires:

Exhibit C-5